                                                                   Exhibit 10.21


                               INDENTURE OF LEASE

                                     BETWEEN

                       PETER CATALANO AND MICHAEL KORNBLUM

                                       AND

                              YOUNG & RUBICAM INC.


                                                                   July 12, 1984

                                TABLE OF CONTENTS

Article        Title                                                        Page
-------        -----                                                        ----
    1          Premises                                                       1
    2          Base Term                                                      2
    3          Rent                                                           3
    4          Use                                                            6
    5          Delivery of Premises                                           8
    6          Payment of Impositions                                        12
    7          Renewal Options                                               16
    8          Alterations                                                   19
    9          Landlord's and Tenant's Property                              24
   10          Tenant's Right of First Offer                                 26
   11          Maintenance and Repairs                                       28
   12          Insurance                                                     32
   13          Damage or Destruction                                         38
   14          Eminent Domain                                                44
   15          Compliance with Laws                                          47
   16          Access                                                        50
   17          Notice of Occurrences                                         51
   18          Non-Liability and Indemnification                             52
   19          Curing Tenant's Defaults                                      54
   20          Brokerage                                                     56
   21          Notices                                                       57
   22          Estoppel Certificates                                         59
   23          Window Cleaning                                               60
   24          Quiet Enjoyment                                               61
   25          Mechanics' Liens                                              62
   26          Assignment and Sub-Letting                                    64
   27          Subordination                                                 67
   28          Excavation and Shoring                                        70
   29          Arbitration                                                   71
   30          No Rent Abatement                                             73
   31          Recordable Memorandum                                         74
   32          Surrender                                                     75
   33          Conditions of Limitation                                      76
   34          Re-Entry by Landlord                                          78
   35          Damages                                                       79
   36          Affirmative Waivers                                           82
   37          No Waivers                                                    83
   38          Miscellaneous                                                 84
   39          Tenant's Financial Statements                                 89
   40          Building Name                                                 90
   41          Sanitary Maintenance                                          91
   42          Syndication Rights                                            92
   43          Definitions                                                   95

      INDENTURE OF LEASE dated the 12th day of July, 1984, by and between Peter Catalano and Michael Kornblum, Tenants in Common, having an office for the transaction of business at 24 East 21st Street, New York, New York ("Landlord") and Young & Rubicam Inc., a corporation organized and existing under the laws of the State of New York, having an office for the transaction of business at 285 Madison Avenue, New York, New York ("Tenant")

                              W I T N E S S E T H:

      In consideration of Ten ($10.00) Dollars, other good and valuable consideration, and the mutual covenants contained herein, and intending to be legally bound hereby, Landlord and Tenant hereby agree with each other as follows:

                                  ARTICLE 1

                                   Premises

      Section 1.01 Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, all that certain tract, piece or parcel of land, situated in the City of New York, County of New York and State of New York, more particularly described in Exhibit "A" annexed hereto and made a part hereof, together with any and all building and improvements now existing or to be constructed pursuant to the terms hereof ("the Building"), appurtenances, rights, privileges and easements benefitting, belonging or pertaining thereto, and any right, title and interest of Landlord in and to any land lying in the bed of any street, road or highway (open or proposed) to the center line thereof, in front of or adjoining said tract, piece or parcel of land (all the foregoing hereinafter sometimes referred to as the "Demised Premises" or the "Premises")

      Section 1.02 The Premises are demised subject to:

            (a) the condition of title of the Demised Premises and exceptions set forth in Exhibit B, hereto annexed.

            (b) Landlord's acquisition of fee title to the Demised Premises on or before December 31, 1984.

            (c) Landlord's reservation of all development rights appurtenant thereto provided, however, that nothing contained herein shall be deemed to allow Landlord to construct any buildings or improvements on the Demised Premises other than as set forth in this Lease. In the event that Landlord's exercise of such rights requires the affirmative action of Tenant, Tenant shall not be required to take such action unless Landlord incurs the reasonable expense related thereto and Landlord indemnifies Tenant from any claim related thereto.

      Section 1.03 In the event Tenant wishes to obtain Leasehold Title Insurance, Tenant shall request such insurance be issued on the date that Landlord acquires fee title to the Premises. Landlord shall give Tenant at least fifteen (15) days' notice of the date on which Landlord shall close title. In the event that American Title Insurance Company will not insure Tenant's leasehold subject only to those exceptions set forth on Exhibit B (plus such other exceptions as caused solely by Tenant) then the Commencement Date shall be delayed until such exceptions are removed. Tenant's failure to request a bona fide title insurance policy to be issued on such date shall be deemed a waiver of this Section.

                                    ARTICLE 2

                                    Base Term

      Section 2.01. The "Base Term" of this Lease shall consist of a "Short Term" if applicable and a "Full Term." The Short Term shall commence on the Commencement Date and end on November 30, 1985. The Full Term shall commence on the earlier to occur of ninety (90) days subsequent to the Commencement Date or December 1, 1985, and shall end at midnight on the nineteenth anniversary of the expiration of Lease Year One, or on such earlier date upon which the term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Notwithstanding the foregoing, if the Commencement Date occurs after December 1, 1985 there shall be no Short Term and the Full Term shall commence on the Commencement Date.

      Section 2.02. The "Commencement Date" shall be the earliest to occur of
(a) the date on which the Premises are ready for Tenant's occupancy (as set forth in Article 5) or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Premises or any part thereof, with Landlord's consent, for any purpose other than the performance of Tenant's Optional Work (as defined in Section 5.01), except as otherwise specifically provided in
Section IID 14 of Exhibit C hereto. Promptly following the Commencement Date the parties hereto shall enter into an agreement in form and substance satisfactory to land1ord setting forth the Commencement Date.

      Section 2.03. "Lease Year One" shall be deemed the first year of the Full Term and shall commence on the first day of the Full Term and shall end on the last day of that month determined by subtracting from fifteen (15) months that number of months as shall equal the difference between the number of calendar months between the Commencement Date and the commencement of the Full Term. The term "Lease Year" shall refer to each year of the Term including Lease Year One. Each succeeding Lease Year, after Lease Year One, shall run for the successive twelve month period from the expiration of the preceding Lease Year, except the last Lease Year shall end on the Expiration Date.

                                    ARTICLE 3

                                      Rent

      Section 3.01. Except as set forth in those Sections of this Lease that specifically provide for abatement, Tenant shall pay to Landlord, without notice, abatement, deduction or set-off, in lawful money of the United States by good check drawn on a bank or trust company which is a member of the New York Clearinghouse Association, or in such other form or fashion as may be reasonably acceptable to Landlord, at the office of the Landlord or at such other place as Landlord may designate, the following:

            (a) Base annual rent, as hereinafter set forth ("Base Annual Rent"), in equal monthly installments in advance, on the first day of each and every calendar month throughout the Term except that if the commencement of the Full Term occurs on a day other than the first day of a calendar month, the Base Annual Rent payable for the partial month at the commencement of the Full Term shall be prorated; similarly if the Full Term shall end on a day other than the last day of a calendar month, the Base Annual Rent shall be prorated for such month. The Base Annual Rent for Lease Year One is Seven Million Dollars. Thereafter, for each successive Lease Year of the Full Term, the Base Annual Rent shall be increased by three and one-half (3.5%) percent over the preceding Lease Year's Base Annual Rent (i.e., the Base Annual Rent for Lease Year Two shall be determined by multiplying $7,000,000 by 1.035; the product shall be the Base Annual Rent for Lease Year Two and shall be the multiplicand in determining the Base Annual Rent for Lease Year 3)

            (b) Additional payments consisting of all other sums of money as shall become due from and payable by Tenant hereunder ("Additional Payments");

      The term "Rent" shall include Base Annual Rent and Additional Rent, and Landlord shall have all rights and remedies provided for herein or by law for the payment of Rent, whether designated Base Annual Rent or Additional Rent. As a convenience to Tenant, Landlord shall endeavor to send to Tenant, monthly, a ten day advance memorandum setting forth the next monthly installment of Base Annual Rent. The failure of

Landlord to send such memorandum, or if sent, to send an accurate or timely memorandum, shall in no way relieve Tenant of the obligation to timely pay the Rent nor in any way mitigate the penalties or late charges otherwise due because of a late or insufficient payment; except as set forth in Section 3.04.

      Section 3.02. If any of the Rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any statute, ordinance, rule or regulation of any Federal, State or City government or agency, Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum Rent, but in no event greater than the Base Annual Rent, which from time to time during the continuance of such legal rent restriction may be legally permissible. Upon the termination of such legal rent restriction, so long as the Term has not expired, (a) the Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the Rent which would have been paid pursuant to this Lease but for such legal rent restriction less
(ii) the Rent and payments in lieu of rents paid by Tenant during the period such legal restriction was in effect.

      Section 3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Base Annual Rent or Additional Rent (including underpayments caused by Landlord's errors or omissions rendering bills or statements) shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment preclude Landlord from depositing or negotiating such check without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

      Section 3.04. If Tenant shall fail to pay any Rent, within five (5) days after the same becomes due and payable, Tenant shall pay, in addition to the Rent then due, the sum of (x) interest calculated on such unpaid amounts at the lesser of (a) the interest rate applicable to a late payment of interest and charged by the then Superior Mortgagee (a letter from the Superior Mortgagee or Landlord's good faith certification of interest rate shall be conclusive as to such rate), or (b) the maximum rate permitted by law, and (y) any penalties and late charges incurred by Landlord applicable to the related late payment actually charged by the Superior Mortgagee, as a result of Landlord's delay caused by Tenants late payment provided that if there is no Superior Mortgagee then the interest rate shall be equal to the prime interest rate charged by Manufacturers Hanover Trust Company plus three (3%) per cent or if such rate is in excess of the maximum rate permitted by law, calculated on the basis of actual days elapsed, based on a 360-day year, from the date such Rent became due to the date of payment. The provisions herein for such interest shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the foregoing, interest on late payments of Base Annual Rent shall not be due unless Landlord has advised Tenant that the payment has not been received timely. Landlord shall be relieved of this notice obligation in each Lease Year after Landlord has sent the fourth such notice. The sending of any notice, the failure to send a notice, or the failure to send a timely accurate notice shall not relieve Tenant of its obligation to timely pay Base Annual Rent.

      Section 3.05. It is the intention of the Landlord and the Tenant that the Rent shall be net to the Landlord throughout the Base Term and the Renewal Terms; that all costs, expenses and obligations of every kind relating to Tenant's use and occupancy of the Demised Premises (except as specifically set forth herein) which may arise or become due during the Base Term and the Renewal Term shall be paid by Tenant, and Landlord shall be indemnified by Tenant against such cost, expenses and obligations; provided, however, that Tenant shall have no obligations to pay any income or franchise tax assessed against Landlord or the interest or principal on any Superior Mortgage.

      Section 3.06. Additional Payments shall be due and payable as Additional Rent hereunder ("Additional Rent"). Additional Payments shall for these purposes be deemed due on the first day that such amounts were or become due to Landlord or any other person to whom such payment is to be made.

                                    ARTICLE 4

                                       Use

      Section 4.01. Tenant shall only use and occupy the Premises for: (a) executive and administrative offices, (b) art studios, production facilities, typesetting, slide production, television production and such other uses (other than light or heavy manufacturing) as are then customary in the advertising/communications and public relations business or (c) such retail use as the Landlord shall from time to time reasonably permit (taking into account the notice of the business of the proposed subtenant as appropriate to a first class office building in Manhattan) for so long as Messrs. Peter Catalano and Michael Kornblum, or an entity referred to in Section 10.02 (c) or (d) hereof, is the Landlord hereunder From and after such time that Messrs. Peter Catalano and Michael Kornblum, ceases to be the Landlord hereunder, the ground level space may be used for any lawful purpose. Tenant shall have the right, incident to the uses set forth in sub-sections (a) and (b) to maintain vending machines, kitchens, dining and exercise facilities.

      Section 4.02. As soon as practicable Landlord shall deliver to Tenant a Certificate of Occupancy permitting the use of the Demised Premises for general and executive offices and, with regard to the ground floor, retail sales ("the Initial Certificate of Occupancy") provided that nothing contained herein shall limit Landlord's obligation contained in Exhibit C to deliver a temporary Certificate of Occupancy on Substantial Completion of Base Building and Tenant Work. If any governmental certificate, license or permit, other than the Initial Certificate of Occupancy to be obtained by Landlord, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such certificate, license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such certificate, license or permit.

      Section 4.03. Tenant shall not at any time use or occupy or suffer or permit anyone to use or occupy the Premises, or do or permit anything to be done in the Premises, in any manner (a) which violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) which causes injury to the Demised Premises or any Building Equipment; (c) which constitutes a violation of applicable laws and regulations or the requirements of any public authorities with jurisdiction or the requirements of insurance bodies; (d) which impairs the appearance of the building as a first-class office building;

(e) which impairs the economic maintenance, operation and repair of the Building and/or the Building Equipment; or (f) which makes any fire or other casualty insurance with extended coverage or liability, elevator, boiler, sprinkler, or other similar insurance unobtainable from insurance companies of the nature specified in Article 12 authorized to do business in New York at standard rates provided, however, such insurance shall not be deemed to be unobtainable if such insurance is obtainable by payment of an additional premium and Tenant pays such premium.

                                 ARTICLE 5

                              Delivery of Premises

      Section 5.01. The Demised Premises shall be prepared for Tenant's occupancy in the manner set forth in Exhibit C annexed hereto and incorporated herein. "Landlord's Work" is that work required thereby to be done by Landlord (including labor and materials). "Tenant's Optional Work" is such other work, materials and installations as Tenant deems necessary or appropriate to prepare the Demised Premises for occupancy in accordance with the uses permitted hereunder but which are not included within Landlord's Work. Landlord shall be responsible for and shall pay for Landlord's Work as provided in Exhibit C hereto and Tenant shall be responsible and shall pay for Tenant's Optional Work.

      Section 5.02. The Premises shall be deemed ready for Tenant's occupancy on the earlier of (a) the date on which the Premises are Substantially Completed as set forth in Exhibit C, or (b) the date that Tenant actually takes occupancy of the Demised Premises other than pursuant to Section II D 14 of Exhibit C. Landlord shall give Tenant at least one day's written notice of Substantial Completion as defined in Section 5.03 and the Commencement Date shall be the date set forth in the notice.

      Section 5.03. The Premises shall be deemed Substantially Complete upon a) Substantial Completion of the Base Building (as such term is defined in Exhibit
C) and b) Substantial Completion of Tenant's Space (as such term is defined in Exhibit C) provided, however, with respect to those floors denominated "Untenanted Floors" in Section II E (2) (f) of Exhibit C, such floors shall be deemed Substantially Complete upon the earlier of (i) Substantial Completion of
(a) and (b) above or (ii) the Substantial Completion of such floors as otherwise provided in Exhibit C. Nothing contained herein shall be deemed to limit Landlord's obligation to construct as set forth in Exhibit C. The determination of Substantial Completion in (a) and (b) above shall be made in accordance with the provisions of Exhibit C.

      Section 5.04. Any items not on Landlord's or Tenant's Punch List as said terms are used in Exhibit C, other than latent defects that could not reasonably be discovered during such inspection (or could not reasonably have been discovered at any prior inspection performed by Tenant's Architect or Tenant's Construction Consultant while Landlord was performing Landlord's Work) ("Latent Defects") shall be deemed irrevocably waived by Tenant. Notwithstanding the foregoing, for purposes hereof Latent Defects in telecommunication and other work performed by Tenant's contractors (as provided in Section III C 2 of Exhibit C) shall not constitute "Latent Defects" hereunder. Upon receipt of Tenant's Punch List, Landlord shall diligently and in good faith do or complete the work or make the repairs required to be made as provided in Exhibit C. The cost of such repairs, if any, shall be paid in the manner set forth in Exhibit C.

      Section 5.05. Punch List shall be defined as a written comprehensive itemization of the following categories prepared subsequent to Landlord's declaration of Substantial Completion.

            a) all work that is incomplete either in material or in workmanship.

            b) all work that is defective either in material or in workmanship.

            c) all work that is not in accordance with the Construction
Documents.

            The "Punch List" shall be prepared by a licensed Architect who shall incorporate the accepted guidelines of the Construction Industry for material and labor standards to be utilized. This definition includes Landlord's Base Building Punch List and Tenant's Punch List as such terms are used in Exhibit C.

      Section 5.06. The Premises shall be presumed to be in satisfactory condition on the Commencement Date, except for those items referred to on Tenant's Punch List, as set forth in Section 5.04. Notwithstanding the foregoing, the taking of occupancy shall not be deemed to be conclusive evidence, as against Tenant, that Landlord shall have satisfactorily completed all of Landlord's Work not completed because, a) under good construction scheduling practice, such work should be done after completion of still incompleted finishing or other work to be done by or on behalf of Tenant, and
(b) with respect to Latent Defects. As to Latent Defects, Tenant must (i) conduct at least one inspection of the Premises with Tenant's Architect or Tenant's Consultants within twelve (12) months from the Commencement Date, and
(ii) give Landlord written certification by Tenant's Architect and Tenant's Construction Manager that there are Latent Defects in Landlord's Work which specifies in detail each such Latent Defect. Landlord shall have the right to enter the Premises to complete or repair any unfinished items and Latent Defects and entry by Landlord, its agents, servants, employees or contractors for such purpose shall be without liability to Tenant except for liability arising out of the negilgence or willful misconduct of Landlord, its agents, servants, employees or contractors. Landlord shall endeavor to cause all repairs to be done in a manner to cause minimal interference with Tenant's business operations and with due care for Tenant's property and employees. No defect discovered twelve months or more subsequent to the Commencement Late shall be deemed a Latent Defect. The responsibility for the repair of non-Latent Defects is set forth in Article 8.

      Section 5.07. If Landlord is unable to give possession of the Premises on the Commencement Date, because of the fact that a temporary or permanent Certificate of Occupancy has not been procured, or because the Premises are not Substantially Completed on any particular date, or for any other reason (including, but not limited to, the occurrence of an event of Force Majeure), Landlord shall not be subject to any liability for failure to give possession on the Commencement Date except as set forth in Section 5.11, and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease, but the Base Annual Rent and Additional Rent payable hereunder shall be abated until Landlord has given notice to Tenant that the Premises are ready for Tenant's occupancy.

      Section 5.08. Tenant hereby waives the provisions of Section 223-a of the Real Propery Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a.

      Section 5.09. Notwithstanding anything herein to the contrary, in the event that Landlord has not Substantially Completed the Demised Premises by October 1, 1986, or January 1, 1987 if the delay is caused by Force Majeure, then and in such event Tenant shall have the right, thereafter upon thirty (30) days notice to Landlord and the Superior Mortgagee to cancel this Lease. Upon the expiration of said thirty (30) day period, if the Demised Premises are still not Substantially Complete, this Lease shall terminate and each party shall have no further liability to the other. In the event that Tenant exercises this option Landlord shall reimburse Tenant the amount spent by Tenant for improvements to the Premises pursuant to Exhibit C.

      Section 5.10. In the event that the Demised Premises are not Substantially Complete on or before November 1, 1985 then Landlord shall, subject to the limitation in Section 5.11, reimburse to Tenant on the first day of the month following the month in which the Holdover Expense was incurred the actual Holdover Expenses incurred by Tenant. As used herein Holdover Expenses means those actual expenses (including reasonable attorneys fees) of Tenant (or subsidiaries) incurred because

Tenant (or subsidiaries) held over beyond the expiration of a lease term (expiring on or after October 31, 1985) and above and beyond the expenses Tenant would have incurred had such lease term not expired, but shall not include incidental damages, loss of income, loss of business, or similar damages. In all instances Tenant shall substantiate such expense with receipted bills or invoices or other documentation reasonably satisfactory to Landlord.

      Section 5.11. (a) Landlord's liability for Holdover Expenses shall not exceed $125,000 per month provided that i) in any month wherein Tenant does not suffer or incur Holdover Expenses in an amount of $125,000 the difference between $125,000 and the Holdover Expenses for such month shall be available for the next succeeding month and shall be added to $125,000 for purposes of determining the reimburseable Holdover Expenses for the next succeeding month or months; and ii) in the event that Tenant (or subsidiaries) is dispossessed from its then occupied premises by final judicial process and after utilizing counsel chosen with Landlord's reasonable consent the Landlord's monthly contribution to Holdover Expenses shall equal $125,000 plus one-half the amount by which monthly Holdover Expenses exceed $125,000. In no event shall Landlord be responsible for more than twenty-four months of Holdover Expenses.

            (b) In the event Landlord procures insurance coverage for Holdover Expenses occasioned by an event of Force Majeure, other than an event of Force Majeure related to a casualty, Tenant agrees to reimburse Landlord for one-half of the premium for such insurance up to a maximum reimbursement of $40,000 provided, however, that such insurance coverage shall not exceed $20,000,000. The reimbursement shall be forthwith paid to Landlord upon Landlord's delivery to Tenant of a receipted bill together with evidence of such insurance coverage.

      (c) Notwithstanding anything to the contrary, in the event Tenant incurs Holdover Expenses because an event of Force Majeure involving an industry wide labor disturbance that prevents Landlord from timely delivering the Premises, and such Holdover Expenses are not reimbursed or paid for by insurance proceeds obtained pursuant to sub-section (b) or otherwise, then Landlord's obligation to reimburse Tenant for Holdover Expenses shall be limited to one-half of each month's Holdover Expense occurring after such event of Force Majeure, up to $62,500 per month plus one-quarter of the remaining expenses.

                                    ARTICLE 6

                             Payment of Impositions

      Section 6.01. As used herein "Impositions" shall mean all taxes and assessments, special assessments, special ad valorum levies and service charges levied, assessed or imposed at any time by any governmental authority or special district upon or against all or part of the Demised Premises, water and sewer charges, rates and rents, charges for public utilities, excises, levies, license and permit fees, and similar charges, now or hereafter levied or assessed against the Demised Premises or appurtenant to the use thereof and also any tax, assessment, special assessment, special ad valorum levy or service charge levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Demised Premises, including without limitation all interest, penalties and late charges relating to the foregoing, to the extent that same shall be in lieu of or in addition to all or a portion of any of the aforesaid taxes, assessments, special assessments, special ad valorum levies or service charges upon or against all or part of the Demised Premises but shall not include income, estate, succession, inheritance, capital stock, transfer or similar taxes of owner or Landlord or any franchise taxes imposed upon any corporate owner of the fee of the Demised Premises or any income, profits or revenue tax, by any municipality, county or state, the United States of America or any governmental body; provided, however, that if at any time during the Term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the Rents (or should it be any form of occupancy or use tax) received from the Demised Premises or the Rents reserved herein or any part thereof, then such taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, including without limitation all interest, penalties and late charges relating to the foregoing, shall be deemed to be included within the term "Impositions" to the extent that such tax would be payable if the Demised Premises were the only property of the Landlord subject to such tax.

      Section 6.02. As Additional Payment during the Term, Tenant will pay or cause to be paid, as and when the same becomes due, all Impositions, provided, however, that:

            (a) All Impositions for the fiscal year or tax year in which the Term of this Lease begins as well as all Impositions for the fiscal year or tax year in which the Term of this Lease expires shall be apportioned as of the Commencement Date or Expiration Date, as the case may be so that Tenant shall pay its proportionate share o of such Impositions; and

            (b) Where payment of any Imposition is permitted by law to be made in installments, Tenant may pay such Imposition in installments as and when such installments become due, provided, however, that the amount of all installments of any such Imposition which will become due and payable up to the Expiration Date shall remain the responsibility of Tenant.

            (c) Where any Imposition is attributable in part to property other than the Demised Premises or any improvements of property therein (including the Building Equipment), provided Tenant has paid such amount, Landlord will, on demand, reimburse Tenant within fifteen (15) days of receipt of demand for the amount of such Imposition which is attributable to such other property, failing which Tenant shall have the right to deduct such amount from any Rent theretofor or thereafter falling due hereunder. Landlord agrees, however, to use its best efforts, whenever possible and so long as the aggregate amount of the Imposition is not thereby increased, to effect a division of the property to which the Imposition is attributable, so that the Demised Premises constitute a separate and independent property to which any Imposition may be made applicable.

      Section 6.03. Except as set forth in Section 6.02(c), Tenant shall pay all Impositions directly to the taxing authority, and shall deliver to Landlord within fifteen days upon request, photostatic copies of receipted bills or other evidence reasonably satisfactory to Landlord showing such payment.

      Section 6.04. Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings, at Tenant's own cost and expense (which, if instituted, will be conducted with reasonable diligence) provided, that Tenant shall nevertheless make all payments required to be made pursuant to such Imposition until there has been a final determination relieving Tenant of its obligation to make such payment. As used herein "final determination" means the decision of the highest court of competent jurisdiction before which the matter has been brought with all time for rehearings, rearguments or further appeals having expired. In the event that an Imposition may be contested prior to the payment of such Imposition, and the failure to timely pay such Imposition shall not result in a lien or other charge to the Demised Premises, Tenant may contest such Imposition prior to payment so long as Tenant has reasonably satisfied Landlord that no lien or charge against the Demised Premises will result thereby. Tenant shall be entitled to any refund of any such Imposition and penalties or interest thereon, which have been paid by Tenant or paid by Landlord, and for which Landlord has been fully reimbursed.

            (a) If any such Imposition paid by Tenant relates to any land or buildings other than the Demised Premises, Landlord shall pay to Tenant within fifteen days of receipt of demand the amount of such Imposition relating to land or buildings other than the Demised Premises. If, pursuant to any contest initiated by Tenant, Landlord receives a refund of payment on account of an Imposition paid by Landlord for which Tenant had no responsibility, Tenant may deduct from such award, or request refund thereof, Landlord's pro rata share of the expenses attributable to such refund.

      Section 6.05. The certificate, advice, bill or statement of the existence of or of the payment or nonpayment of any Imposition issued or given by the appropriate officials authorized or designated by law to issue or give the same or to receive payment of such Imposition shall be prima facie evidence for all purposes of the existence or amount, or payment or non-payment, of such Imposition.

      Section 6.06. Tenant may, if it shall so desire, endeavor at any time to obtain a reduction of the assessed valuation of the Demised Premises for the purpose of reducing taxes thereon and, in such event, at the request of Tenant, but without expense to Landlord, Landlord will cooperate with Tenant in attempting to obtain such a reduction. Tenant shall be authorized to collect any tax refund payable as a result of any proceeding Tenant may institute for that purpose and any such tax refund shall be the property of Tenant to the extent to which it is based on payments made by Tenant. Landlord shall be entitled to a pro rata share of the net proceeds of any such refund to the extent that it is based upon payments made by Landlord and Tenant shall be entitled to receive contribution from Landlord of Landlord's pro rata share of expenses as set forth in Section 6.04.

      Section 6.07. Landlord shall not be required to join in any action or proceeding referred to in Section 6.04 or Section 6.06 hereof unless required by law or any rule or regulation in order to make such action or proceeding effective, in which event any such action or proceeding may be taken by Tenant in the name of, but without expense to, Landlord. If required by law, or requested by Tenant and so long as Landlord incurs no expense (present or future), Landlord shall assist Tenant in obtaining the benefit of any available abatement in Impositions. Tenant hereby agrees to save Landlord harmless from all costs, expenses, claims, loss or damage (including attorneys' fees), by reason of, in connection with, on account of, growing out of, or resulting from, any such action or proceeding.

      Section 6.08. Landlord warrants and represents that it is responsible for and shall pay, subject to apportionment with Tenant in accordance with the provisions of Section 6.02 and Section IID 14 of Exhibit C, all Impositions through the day immediately preceding the Commencement Date.

                                    ARTICLE 7

                                 Renewal Options

      Section 7.01. Tenant shall have five (5) successive options to extend the Base Term of this Lease for an additional term of five years (each such period or any combination of such periods are referred to as the "Renewal Term" or "Renewal Terms"), provided that Tenant, at the time of the exercise of each such option or thereafter shall not be in default under any of the material terms, covenants or conditions of this Lease, beyond the time within which Tenant may cure such default under the provisions of this Lease.

      Section 7.02. Each Renewal Term shall be upon the same terms and conditions as contained in this Lease except (a) the Base Annual Rental to be paid shall be that amount set forth in Section 7.04, (b) after the exercise of the fifth renewal option there shall be no further option, privilege or right to extend the Term of this Lease beyond the expiration of the Renewal Term; (c) the failure to exercise any one renewal option shall cause all subsequent renewal options to expire; and (d) in no event shall the Term be forty-nine years or more (this Lease shall, in such circumstance, expire on the day preceding the forty-ninth anniversary of the Commencement Late)

      Section 7.03. Each option to extend the Term must be exercised by Tenant giving notice to Landlord in the manner specified in Article 21. The first option (to extend the Base Term) may only be exercised by giving notice no later than twenty-four months nor earlier than thirty-six months prior to the Expiration Date. Thereafter, all subsequent options must be exercised no earlier than twenty-four months and no later than eighteen months prior to the end of such Renewal Term. Upon the effective exercise of any option this Lease shall be deemed to be extended without the execution of any further lease or other instrument. As soon as practical after Tenant's exercise of this option, Landlord and Tenant shall seek to negotiate the Base Annual Rent for Renewal Lease Year One of the respective Renewal Term. In the event that Landlord and Tenant cannot agree upon such Base Annual Rent by the commencement of the tenth day prior to the commencement of the eighteenth month prior to the expiration of the Base Term or Renewal Term, as the case may be, (a) Tenant may withdraw its exercise of its renewal option by giving notice to Landlord in the same manner as Tenant exercised such option; and (b) if Tenant does not withdraw its exercise, the Base Annual Rent shall be determined in accordance with the procedure set forth in Section 7.04.

      Section 7.04. The Base Annual Rent to be paid during each Renewal Term shall be determined as follows:

            (a) Renewal Lease Year One - The higher of 103.5% of the Base
Annual Rent for the immediately preceding Lease Year (or Renewal Lease Year) or 90% of the "fair market rental value" of the Demised Premises. The determination of fair market rental value shall be as follows:

            (i) Within ten (10) days prior to the commencement of the eighteenth month prior to the commencement of the Renewal Term ("180th day") Landlord and Tenant shall each give written notice to the other specifying the name and address of the person designated to act as an arbitrator on its behalf. The failure of either party to select an arbitrator shall be deemed a waiver by that party of its right to choose an arbitrator and the determination required to be made hereunder shall be made by the single arbitrator. The two arbitrators so chosen shall meet in New York City within fifteen (15) days of the 180th day, and if, within forty-five (45) days of the 180th day, the two arbitrators shall not agree upon a determination in accordance with the provisions hereof, they shall together appoint a third arbitrator. In the event they are unable to agree upon such appointment, the third arbitrator shall be selected by the parties themselves if they can agree thereon. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the President of the Real Estate Board of New York (or any successor organization) in accordance with its rules then prevailing or if they shall fail to appoint said third arbitrator within forty-five (45) days after such request is made, then either party may apply, on notice to the other, to the presiding Justice of the Appellate Division, First Department, Supreme Court, New York County, New York (or any other Court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

            (ii) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fee and similar expenses of the parties which shall be borne by the party engaging same) shall be paid equally by Landlord and Tenant.

            (iii) The majority of the arbitrators shall determine the fair market rental value of the Demised Premises and render a decision as to their determination to both Landlord and Tenant by the later of sixty (60) days of the appointment of the first two arbitrators or thirty (30) days from the appointment of the third arbitrator. In rendering such decision and award, the arbitrators shall take into account all of the terms and provisions of this Lease but shall not consider the value of Tenant's Property or leasehold improvements installed and paid for by Tenant subsequent to the Commencement Date. The decision and award of the arbitrators shall be in writing and be final and conclusive on the parties and counterpart copies thereof shall be delivered to each of the parties.

            (iv) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the (a) leasing of office space in, and/or (b) appraisal of first class office buildings in New York County.

            (v) If a Renewal Term shall have commenced prior to the determination by the arbitrators, Tenant shall pay at the rate of 103.5% of the Base Annual Rent for the immediately preceding Lease Year, and in the event the arbitrators determine that the Base Annual Rent for Renewal Lease Year One is greater than 103.5% of the Base Annual Rent for the immediately preceding Lease Year, Tenant shall promptly pay the difference to Landlord upon demand, as Additional Rental.

            (b) The Base Annual Rent for each of the four subsequent Renewal Lease Years of each Renewal Term shall be equal to 103.5% of the Base Annual Rent for the immediately preceding Renewal Lease Year of such Renewal Term.

                                   ARTICLE 8


                                  Alterations

      Section 8.01. Tenant may, from time to time, at its expense, make such non-structural alterations ("Alterations") on and to the Building, as Tenant may reasonably consider necessary for the conduct of its business in the Building, provided and upon condition that: (a) the outside appearance of the Building shall not be affected without Landlord's consent which will not be unreasonably withheld or delayed; (b) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected; (c) no more than seven days after completing Alterations, Tenant shall submit to Landlord complete "as-built" plans and specifications for the work done; (d) before proceeding with any Alterations which will cost (exclusive of the costs of decorating work) more than $250,000 multiplied by the sum of 1 and the product of 0.035 and the Lease Year number, as estimated by a reputable contractor designated by Tenant (who, if the Alteration will affect the Structure or Building Equipment, will be subject to the reasonable approval of Landlord), Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York and reasonably satisfactory to Landlord), each in an amount equal to 100% of such estimated cost and in form and substance reasonably satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord; (e) Tenant shall complete the Alterations in accordance with the filed plans; and (f) the Alterations, when completed, shall not require the issuance of a new Certificate of Occupancy. In instances wherein Landlord is required to approve Tenant's plans pursuant to this Section 8.01, Landlord shall be deemed to have approved such plans if Landlord does not comment within ten (10) days of its receipt of such plans. In the event that Landlord disapproves such plans, Landlord's notice shall set forth in reasonable detail the reasons for such disapproval.

      Section 8.02. Tenant may, from time to time, but in no event after Lease Year 15 (unless Tenant shall have agreed to restore the altered portion of the Demised Premises to the condition that existed prior to the Alteration when Tenant surrenders possession of the Demised Premises, if so required by Landlord), make structural alterations ("Structural Alterations") in and to the Demised Premises for the conduct of its business at the Demised Premises, with the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed so long as (a) the height and bulk of the Building shall not be increased and the outside appearance of the Building shall not be affected; (b) Tenant shall have submitted to Landlord, for approval, complete plans and specifications for the work to be done (and Tenant shall not proceed with any work until Tenant has received Landlord's written consent); (c) the Structural Alterations, when completed, shall not require a material change in the use set forth in the Certificate of Occupancy (in this instance Landlord shall not unreasonably withhold its consent to such alteration unless such Alteration involves a material change in the Certificate of Occupancy); and (d) Tenant shall pay Landlord, upon demand, the reasonable costs and expenses incurred by Landlord in reviewing such plans and specifications and in inspecting such Structural Alterations to assure that they are being performed in accordance with the plans and specifications and in accordance with applicable laws, ordinances and administrative requirements (whether federal, state or local). In addition, Tenant agrees that:

            (i)   All such work shall be done at Tenant's sole cost and expense.

            (ii) No such work shall damage, or impair access to, or the usefulness of, the Building. Tenant shall keep the Building and the adjoining sidewalks reasonably free from any accumulations of rubbish or debris and prevent any unreasonable accumulation of dirt, dust or annoyance as a result of the Structural Alterations.

            (iii) The Landlord, its architect and their agents and employees shall have the right, upon giving notice and at reasonable times, to enter upon the Demised Premises during the course of construction to inspect and determine whether the work conforms to the approved plans and specifications and the terms of this Lease.

            (iv) Tenant will cause the Structural Alterations to be promptly commenced and diligently completed in full compliance with all applicable laws, building codes, zoning resolutions, regulations and requirements of all government agencies having jurisdiction.

            (v) Prior to commencing the Structural Alteration if the cost will exceed $250,000 multiplied by the sum of 1 and the product of
                  0.035 and the Lease Year number, Tenant shall at Tenant's election, either:

            (a) deliver to Landlord a payment and performance bond issued by an insurance company qualified to do business in New York with a Best rating of A or better insuring that the work to be undertaken by Tenant shall be completed in accordance with the previously submitted plans and specifications and shall be fully paid; or

            (b) deliver to Landlord a clean, irrevocable letter of credit issued by a commercial bank in the City of New York, in an amount not less than the estimated cost (as determined by Landlord) of the Structural Alterations which Landlord may draw upon to defray the cost of completing such work. Any such letter of credit shall be replaced (if the work has not yet been completed) at least ten (10) days prior to its expiration date;

            (c) deliver to Landlord an amount equal to the cost (as determined by Tenant's contractor) of such Structural Alterations to hold as a security deposit, which fund shall be paid to Landlord to be used by Landlord to defray the cost of completing the work. The said fund shall be deposited in an interest bearing account. Interest shall accrue within the account and be paid in accordance with the provisions hereof governing the payment of the principal; or

            (d) deliver to Landlord such other appropriate security as is reasonably acceptable to Landlord.

      Upon certification to Landlord by a licensed architect in the employ of Tenant (and approved by Landlord) to the effect that all such work has been completed and paid for in accordance with the approved plans and specifications, and either i) the delivery to Landlord of lien waivers duly executed by each of Tenant's contractors and sub-contractors; or ii) the expiration of the statutory lien period without any liens, being filed; or iii) the expiration of the statutory period for liens to be filed and the satisfactory bonding of, or securing by appropriate cash deposit or other appropriate means, any filed liens, Landlord shall surrender the bonds or letters of credit provided in paragraphs (a) or (b) above to Tenant for cancellation, or release to Tenant of all of its rights in and to said cash security funds, as the case may be.

      Landlord agrees that it shall review Tenant's plans and specifications within thirty (30) days of receipt and that Landlord's failure to respond to Tenant within said thirty (30) days shall be deemed Landlord's approval. In the event that Landlord disapproves such plans, Landlord's notice shall set forth in reasonable detail the reasons for such disapproval.

      Section 8.03. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations or Structural Alterations and for final approval thereof upon completion, and shall cause Alterations or Structural Alterations to be installed, performed, and completed in compliance therewith and with all applicable law and requirements of insurance bodies. Landlord shall cooperate with Tenant in obtaining such permits and certificates so long as there is no cost or expense to Landlord not paid by Tenant. Alterations shall be diligently performed in a good and workmanlike manner, using materials, and equipment at least equal in quality and class to the better of (i) the original installations of the Building, or (ii) the then standards for the Building established by Landlord. Landlord agrees that it will not arbitrarily or capriciously raise the standards for the Building during the Term. Structural Alterations and Alterations in or to the mechanical, elevator, electrical, sanitary, heating, ventilating, air-conditioning or other systems in the Demised Premises shall be performed only by the contractor (s) approved by Landlord. Landlord agrees not to unreasonably withhold or delay its consent to Tenant's choice of contractor(s). Alterations or Structural Alterations shall be performed in such manner as not to impose any additional expense upon Landlord in the construction, maintenance, operation or repair of the Building. If any such additional expense shall be incurred by Landlord as a result of Tenant's performance, Tenant shall pay such additional expense upon demand. Throughout the performance of Alterations or Structural Alterations, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Demised Premises, under which Landlord and its agent shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect before the commencment of Alterations or Structural Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations or Structural Alterations.

      Section 8.04. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations or Structural Alterations done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of New York or any other New York City agency or public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed in connection with Alterations or Structural Alterations or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 45 days after the filing thereof. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation.

      Section 8.05. Landlord's approval or consent to Alterations or Structural Alterations shall not be deemed Landlord's agreement or acknowledgement that said Alterations or Structural Alterations comply with applicable laws, rules or regulations or insurance requirements; nor shall Landlord's approval or consent be deemed to be a waiver of compliance with applicable laws, rules, regulations, insurance requirements, or any other term or phrase of this Lease.

                                  ARTICLE 9

                        Landlord's and Tenant's Property

      Section 9.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term of this Lease, whether or not by or at the expense of Tenant, except as provided in Section 9.02 shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant; provided, however, Tenant shall have the right to remove any such fixture, equipment, improvement or appurtenance other than an item of Building Equipment so long as Tenant repairs any damage caused by such removal and restores the Demised Premises to their condition immediately preceding such installation subject to reasonable wear and tear. Further, any carpeting or other personal property in the Premises on the Expiration Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant, unless Landlord requests its removal, in which event Tenant shall remove such property at Tenant's expense.

      Section 9.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof. Any equipment or other property constituting Landlord's Work (as set forth in Exhibit C hereto), including that for which Landlord has paid by virtue of Tenant's Allowance (as set forth in Exhibit C hereto) shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property and shall be deemed the property of Landlord.

      Section 9.03. At or before the Expiration Date of this Lease, or within 30 days after an earlier termination date, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of Tenant's Property.

      Section 9.04. Any other items of Tenant's Property which shall remain in the Premises after the Expiration Date, or after a period of 30 days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord, as its property or disposed of by Landlord, at Tenant's expense, without accountability, in such manner as Landlord shall determine.

                                   ARTICLE 10


                         Tenant's Right of First Offer

      Section 10.01. In the event that at any time during the Term hereof Landlord shall, in good faith, determine to sell the Demised Premises, Landlord shall first submit the proposed offer to Tenant, containing prices, financing terms, closing date and any other salient terms. Landlord's proposal shall be in the form of a contract of sale. Tenant shall have ninety (90) days from receipt to accept such offer; in the event that Tenant accepts the offer, Tenant shall have fifteen (15) days to execute a contract of sale with Landlord. If Tenant fails to accept such offer, Landlord may offer the Demised Premises to such other prospective purchaser as Landlord may desire upon the terms and for the amount contained in Landlord's initial offer, provided, however, that if Landlord does not execute a contract of sale with such other prospective purchaser upon such terms within nine months and 15 days from the date Landlord first submitted an offer to Tenant, Landlord may not sell or convey the Demised Premises without again complying with this Section. In the event that Landlord receives a subsequent bona fide offer upon different terms and Landlord is willing to accept such offer, Landlord shall advise Tenant that it has received such offer and enclose a copy of such offer. Tenant shall thereupon have fifteen
(15) days to accept such offer and execute a contract of sale with Landlord. If Tenant fails to execute a contract of sale within such fifteen (15) day period Landlord shall be free to sell to such bona fide offeror.

      The provisions of this section shall apply to a transfer of fifty (50%) percent or more of either (i) the shares of capital stock of a corporation or
(ii) the interest in any limited or general partnership.

      Section 10.02. Subject to Section 10.04, Landlord shall not be required to comply with Section 10.01 where Landlord

            (a) is negotiating with any public or quasi public body for sale or conveyance in lieu of an eminent domain proceeding; or

            (b) is negotiating in good faith the delivery of a deed to a Superior Mortgagee in lieu of foreclosure proceedings; or

            (c) is planning to convey to any person owning, controlling or under common control with Landlord or to a spouse or blood relative (including adopted children) of Landlord or trust for the benefit of such spouse or blood relative (including adopted children); or

            (d) is planning or considering the conveyance or conveyances to any
(i) general or limited partnership or partnerships of which Peter Catalano and Michael Kornblum will be general partners or (ii) joint venture or joint ventures of which Peter Catalano and Michael Kornblum will be co-venturers, or
(iii) entity or entities or successor which has retained Peter Catalano and Michael Kornblum, as managing agent, and which has required that Peter Catalano and Michael Kornblum remain responsible for the construction and delivery of the Premises pursuant to the terms hereof, so long as any such conveyance occurs within the first two years subsequent to the commencement of construction of the work described in Exhibit C; or

            (e) any transfer or conveyance between Peter Catalano and Michael Kornblum; or

            (f) if the Landlord is a natural person or persons, any conveyance contemplated because of the death or incompetency of the Landlord (or if the Landlord be more than an individual, then the death or incompetency of any such person).

      10.03. Any purchaser or assignee acquiring their interest pursuant to
Section 10.01 or 10.02 shall be deemed to have thereafter assumed all of Landlord's obligations under this Lease.

      10.04. Except as permitted by Section 10.02, Landlord shall not assign this Lease nor convey or sell the Premises prior to the Commencement Date except to an entity in which Michael Kornblum and Peter Catalano have more than a 50% ownership interest.

                                   ARTICLE 11

                             Maintenance and Repairs

      Section 11.01. Except as otherwise specifically provided in this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises (structural or non-structural) throughout the Term, Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises. All repairs and replacements required to be made shall be made by Tenant at its sole cost and expense and shall be made in such manner as to maintain the Demised Premises in substantially the equivalent condition to its condition after completion of Landlord's Work, as set forth in Exhibit C (as the same may have been changed pursuant to Article 8) reasonable wear and tear and unless otherwise provided in Article 13, damage by fire, casualties, the elements or act of God excepted. Except as otherwise provided herein, Tenant shall promptly, at its expense, throughout the Term, take good care of the Premises, the fixtures and appurtenances therein, the exterior of the Building (including painting), the roof, Building Equipment and Tenant's Property and Tenant shall be responsible for all repairs, interior and exterior, Structural or non-Structural, ordinary and extraordinary, foreseen and unforeseen, in and to the Premises and the Building Equipment, facilities and systems thereof.

      Section 11.02. All work to be performed by Tenant as specified in Section
11.01 shall be performed only by contractor(s) reasonably approved by Landlord and paid by Tenant. Landlord's consent to Tenant's contractors shall not be required prior to Tenant's making non-Structural repairs. At the commencement of the Base Term Landlord shall assign to Tenant all warranties obtained from the contractors who manufactured or installed Building Equipment.

      Section 11.03. Except as otherwise provided herein, Landlord shall maintain and be responsible for repairs to the structural portions of the Demised Premises, consisting of the exterior facade (other than those matters contained in Section 41.01), the beams, columns, slabs, perimeter walls and core walls (herein referred to as the "Structure" or the "Structural portions of the Premises, as the context requires) portions of the Demised Premises and Latent Defects (within the time frame set forth in Article 5) except that Tenant shall be responsible for repairs or maintenance required if:

            (a) Tenant has performed Structural Alterations in which event Tenant shall assume all liability and responsibility for maintenance and repair to those areas where Tenant performed Structural Alterations, but only to the extent necessitated or caused by such Structural Alterations; or

            (b) Such maintenance or repair is caused by (i) the installation, use or operation of Tenant's Property in the Demised Premises; (ii) the performance of Tenant's Optional Work, Structural Alterations or Alterations;
(iii) the moving of Tenant's Property in or out of the Demised Premises; or (iv) the act, omission, misuse or neglect of Tenant or any of its sub-tenants or its or their employees, agents, contractors or invitees.

      Landlord agrees that all repairs required to be made by Landlord shall, to the extent practical or feasible, be done expeditiously and with an effort to cause minimum interference to Tenant's business and with reasonable care to the persons and property at the Demised Premises provided, however that nothing contained herein shall require Landlord to incur overtime expense. Landlord shall maintain the structure in the same manner as comparable buildings in the area renovated as first class office buildings.

      Section 11.04. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted to make by this Lease, or required by law, to make in or to any portion of the Premises, or in or to the fixtures, equipment or appurtenances of the Premises and Building Equipment. Landlord represents that in making such repairs, it shall not materially and substantially reduce the useable square footage. All repairs shall be made in the manner set forth in Section 11.03.

      Section 11.05. If at any time during the Base Term a repair is required to major components of the air conditioning system or the boiler(s), the cost of which repair will exceed 20% of the then replacement cost of such major components of the air conditioning system or the boiler (s), as reasonably estimated by Tenant, Landlord shall repair or replace such item (and seek to obtain the best price under the circumstances) and shall receive payment from Tenant as follows:

            (a) Landlord shall certify to Tenant Landlord's cost of repairing or purchasing and installing such item (the "Replacement Cost") and if requested by Tenant, Landlord shall exhibit copies of bills or statements relating thereto;

            (b) the Replacement Cost shall be multiplied by a number such that the product will be an amount equal to the monthly payment needed to amortize a loan equal to the Replacement Cost payable monthly over a 20 year term in constant payments of principal and interest at the then best published rate for secondary financing as published by Manufacturers Hanover Trust Company (or any successor thereto) (the product to be known as the "Monthly Factor")

            (c) the Monthly Factor shall be paid monthly over the months remaining in the Term commencing at the time the replacement was complete and shall be due as an Additional Payment hereunder.

      Section 11.06. If at any time during the Base Term a repair is required to the air conditioning system or a component thereof or the boiler(s), the cost of which will exceed 20% of the the replacement costs of such components of the air conditioning system or the boiler(s), as reasonably estimated by Tenant and Tenant is required to do such work because either the repair is an emergency to which Landlord cannot promptly respond or Landlord has refused for a reasonable period of time to do the work, then Tenant shall repair or replace such item and receive payment from Landlord as follows:

            (a) Tenant shall certify to Landlord the Replacement Cost;

            (b) Landlord shall within 15 days of receipt of such notice reimburse Tenant for the Replacement Cost;

            (c) Thereafter Tenant shall pay Landlord the Monthly Factor as if Landlord initially incurred the Replacement Cost pursuant to Section 11.05.

      Section 11.07. In connection with Landlord's obligation to make repairs or Alterations as set forth in this Lease Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Premises; to store materials at the Premises while such repairs or Alterations are being made with Tenant's consent which will not be unreasonably withheld or delayed; and to enter upon the Premises with Landlord's agents, employees and contractors. Landlord shall at all times endeavor to minimize the dislocation or disruption of Tenant's business.

      Section 11.08. If at any time during a Renewal Term a repair is required for Building Equipment or components thereof the cost of which will exceed 20% of the replacement cost of such component item of Building Equipment as reasonably estimated by Tenant, then Landlord shall at its expense make such repair or replacement. All repairs shall be made as expeditiously as practical (without overtime) and with materials of like or better quality as those required for use in Landlord's Work.

      Section 11.09. Notwithstanding anything herein to the contrary, wherever in Exhibit C Landlord has agreed to be responsible for failures resulting from the use of existing materials, Landlord shall be responsible for repairs thereto, in accordance with Exhibit C subject however to Tenant's obligation to maintain such component and to maintain the Building and Building Equipment of which such component is a part.

                                   ARTICLE 12

                                    Insurance

      Section 12.01(a). Tenant, at its expense, shall keep the Demised Premises (including the Building and Building Equipment) on the Demised Premises insured, during the Term, against all risks of physical loss, loss or damage by fire, with such extended coverage as shall from time to time be customary for premises similarly situated (as to both use and area) in the Borough of Manhattan, City of New York, with replacement cost endorsement, in amounts sufficient to prevent Landlord or Tenant from being or becoming a co-insurer within the terms of the policy or policies in question and in no event less than ninety per cent (90%) of the replacement value of the Building and Building Equipment exclusive of the cost of foundations, excavations, and footings below the lowest basement floor, without any deduction being made for depreciation and with (i) an inflation rider and (ii) an agreed amount endorsement. Such replacement value shall be determined from time to time, but no more frequently than once in any twenty-four consecutive calendar months, at the request of Landlord, by an appraiser, architect or contractor who shall be mutually and reasonably acceptable to Landlord and Tenant (the cost of which shall be equally borne by Landlord and Tenant). No omission on the part of Landlord to request any such determination shall relieve Tenant of its obligations hereunder.

            (b) Prior to the Commencement Date, Landlord at Landlord's expense, shall keep the Demised Premises insured in the same manner and to the same extent as is required of and by Tenant after the Commencement Date; with regard to comprehensive general public liability insurance Landlord shall name Tenant as an additional insured.

      Section 12.02. Tenant, at its expense, shall maintain during the Term for the mutual benefit of Landlord and Tenant:

            (a) comprehensive, general public liability insurance against claims for bodily injury, death or property damage, occurring upon, in or about the Demised Premises, or the elevators or any escalators, and on, in or about the adjoining sidewalks and passageways (including, without limitation, personal injury, death or property damage, resulting directly or indirectly from any change, alteration, improvement or repair thereof) with broad form general liability endorsement for at least $20,000,000 for any one occurrence and $500,000 for damage to property and in such greater or lesser limits as may be determined pursuant to Section 12.10 hereof;

            (b) boiler and pressure vessel insurance, including pressure pipes, if there be any such vessel or pipes in the Demised Premises, in an amount not less than $250,000 per boiler;

            (c) during the course of any alterations or construction by Tenant at the Premises and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), the Superior Mortgagee, and all work incorporated in the Demised Premises and all materials and equipment therein, provided, however, Tenant may self-insure that amount of loss determined by multiplying $250,000 by the sum of 1 and the product of 0.035 and the Lease Year number;

            (d) Worker's Compensation and Employer's Liability Insurance, as required by law for Tenant's agents, employees, licensees and contractors;

            (e) Sprinkler and water damage insurance;

            (f) rental value insurance against loss of rental or other income derived from the use of the Demised Premises due to the risks referred to in
Section 12.01 hereof (including those embraced by "extended coverage") in an amount sufficient to prevent Tenant from becoming a co-insurer within the terms of the policy or policies in question, but in no event in an amount or amounts less than the aggregate amount of the Base Annual Rent and the Impositions hereunder for a period of three years; and Tenant hereby assigns to Landlord, or to a Trustee under Section 12.08 hereof if there be one, the proceeds of such insurance so that in the event the Demised Premises or part thereof shall be destroyed or seriously damaged such proceeds shall be used for the payment of such Base Annual Rent and Impositions hereunder until the restoration of such improvements. Notwithstanding anything herein to the contrary, Landlord shall reimburse Tenant, within 15 days of Tenant's presentation of a bill, for the cost of such insurance for so long as Landlord requires Tenant to carry such insurance under Tenant's global policy; and

            (g) so long as Landlord agrees to bear one-half the cost of the related premiums, (i) such other insurance in such amounts as may from time to time be reasonably required by either: (A) Landlord against other insurable hazards which at the time are customarily insured against in the case of premises similarly situated in the Borough of Manhattan, City of New York, due regard being, or to be, given to the height and type of Building, its construction, use and occupancy, or

(B) any Superior Mortgagee, and (ii) such additional amounts of coverage in excess of that which Tenant is required to provide pursuant to this Article 12, which amounts are required by either (A) Landlord, or (B) any Superior Mortgagee.

      Section 12.03.

            A. All insurance provided for in this Article shall be effected under valid and enforceable policies, issued by insurers with "Best" ratings of not less than A, licensed to do business in New York and authorized to issue such policies. Upon the execution of this Lease, and thereafter promptly following Landlord's request therefor, originals of the policies (or, certificates of the insurers) bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Landlord or such payment, shall be delivered by Tenant to Landlord.

            B. Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Demised Premises, provided, however, that any such policy or policies of blanket insurance (i) shall specify therein, or Tenant shall furnish Landlord at Tenant's option, with either an endorsement evidencing the insurance coverage and the named assureds or a written statement from the insurers under such policy or policies specifying, the amount of the total insurance allocated to the Demised Premises, which amounts shall not be less than the amounts required by Sections 12.01 and 12.02 hereof and, (ii) such amounts so specified shall be sufficient to prevent any one of the assureds from becoming a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance shall, as to the Demised Premises, otherwise comply as to endorsements and coverage with the provisions of this Article.

      Section 12.04. [This section intentionally omitted.]

      Section 12.05. Tenant shall not violate or permit the violation of any condition imposed by any insurance policy then issued in respect of the Demised Premises and/or the property therein and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Demised Premises or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Demised Premises or the property therein in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Demised Premises or the personal property, fixtures and equipment located therein or thereon. Tenant shall have the right, at its sole cost and expense to contest by appropriate proceeding any purported violation of an insurance provision, provided that during such contention or proceeding all insurance required to be obtained by Tenant pursuant to this Lease is in full force and effect and such contention or proceeding does not invalidate any insurance carried by Landlord. Landlord agrees, if requested by Tenant and so long as it is without cost or expense, to cooperate with Tenant in any such proceeding; provided, however, if Landlord would be required to incur any cost or expense in connection with such cooperation, Landlord agrees to do so on the express condition that Tenant will pay Landlord's costs therefor.

      Section 12.06. Tenant and Landlord shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by them covering or applicable to the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Tenant and Landlord or their agents or employees. Tenant hereby releases Landlord to the extent of insurance required to be provided and provided by Tenant pursuant to this Article (and, to the extent that Landlord carries insurance, Landlord releases Tenant) and its agents and employees in respect of any claim (including a claim for negligence) which it might otherwise have against landlord or its agents (or Tenant and its agents) or employees for loss, damage or destruction with respect to Tenant's Property (or Landlord's property) by fire or other casualty including rental value or business interest, as the case may be, occurring during the Term as herein provided.

      Section 12.07. Any policies of insurance of the character described in
Section 12.01 hereof shall expressly provide that any losses thereunder shall be adjusted with and approved by landlord. All insurance provided in accordance with this Article 12 shall be carried in the name of Landlord and Tenant with standard mortgagee endorsement covering the interest of any Superior Mortgagee as such interest may appear and any amounts received pursuant thereto shall be paid to Landlord and, if requested by Landlord, to the holder of any Superior Mortgage covering the Demised Premises, for application to the cost of restoration and repair of the Building, except in the event of termination of the Lease pursuant to Section 33, in which case such amounts shall be paid to Landlord.

      Section 12.08. In the case of such damage or destruction resulting in insurance proceeds of more than $50,000, such insurance proceeds shall be deposited with a Trustee of Landlord's choosing and shall be paid by the Trustee in the manner set forth in Article 13. In the event that the damage or destruction results in insurance proceeds of less than $50,000, Landlord shall receive and hold such amounts (less the reasonable costs of collecting and administering such amounts) and reimburse itself for its actual expenditures in making such repairs in accordance with the provisions of Article 13. In the event, after the making of all repairs required to be made pursuant to Article 13, there are excess funds remaining with Landlord or the Trustee, such amounts shall be remitted to Tenant.

      Section 12.09. At the expiration of the Term, all policies which are transferable shall be at Landlord's option, transferred to Landlord free of all right, title and interest of Tenant and those claiming under Tenant, except that Tenant shall retain its interest in such policies as they relate to all events occurring prior to the expiration of the Term, as to which Tenant is entitled to the protection afforded or proceeds payable under this Lease, in which event Landlord shall pay to Tenant an amount equal to the unearned premiums apportioned as of such expiration date. In the event of Landlord's eviction of Tenant for default, Landlord shall credit against all amounts due from Tenant an amount equal to the unearned premiums apportioned to the date of eviction on all policies assigned and acceptable to Landlord.

      Section 12.10. Landlord may from time to time, but not more frequently than once every year, require that the amount of public liability insurance to be maintained by Tenant under Section 12.02 be increased so that the amount thereof adequately protects Landlord's interest. If Tenant shall claim that Landlord's requirement is excessive, the resolution of the dispute shall be determined by arbitration as provided in Article 24. Tenant shall thereafter carry the insurance as determined by such arbitration to be required, but in no event shall the amount thereof be less than the amount specified in Section 12.02.

      12.11. Tenant covenants and agrees that it will, at all times during the Term of this Lease, subject to the provisions of Section 18.01, indemnify, protect, defend and save Landlord harmless from and against any and all claims, costs, charges or liabilities (including attorneys' fees) arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or persons, occurring in or about the Demised Premises, or the streets, sidewalks, passageways and alleys adjacent thereto to the extent and amount Tenant was required to insure against such casualty or event, but excluding from this limitation, Tenant's negligence, and in case any action or proceeding shall be brought against Landlord by reason of such claim, Tenant, upon notice from Landlord shall resist or defend such action or proceeding at Tenant's expense, whether or not Tenant has actually obtained insurance coverage for such claims as required herein.

      Section 12.12. Except as set forth in Section 12.01(b) nothing contained in this Article 12 shall be deemed to require Landlord to carry any insurance.

      Section 12.13. All insurance policies delivered pursuant to this Article shall contain an agreement by the insurer that such policy shall not be cancelled except on at least thirty (30) days prior notice to Landlord. As to any loss sustained by Tenant (or Landlord) for which Tenant (or Landlord) is required to obtain insurance pursuant to this Lease, Tenant (or Landlord) waives any and all claims and rights for damages against Landlord (or Tenant).

                                   ARTICLE 13

                              Damage or Destruction

      Section 13.01. Except as is provided in Sections 13.04 and 13.06 hereof, in case of damage to or destruction of the Building or Building Equipment or any part thereof by fire or other casualty, Tenant shall promptly give written notice thereof to Landlord, and Landlord shall, at Landlord's expense, and whether or not insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace, rebuild or alter the same to restore it as nearly a possible to its condition or character immediately prior to damage or destruction. Such restorations, repairs, replacements, rebuilding or alterations shall be commenced within ninety days from the date of the occurrence of such damage or destruction, which time shall be extended, if necessary, by time commensurate with any delays due to adjustment of related insurance claims, preparation of plans and specifications, and applications for zoning variances and rezoning, and shall thereafter be prosecuted with reasonable diligence, unavoidable delays excepted and in accordance with applicable laws, ordinances and administrative requirements (whether federal, state or local).

      Section 13.02. Prior to commencing any work Landlord shall deliver to Tenant an estimate of the cost of the Restoration certified by an officer of Landlord and an architect or engineer (reasonably acceptable to Tenant) retained by Landlord to supervise the construction work.

      Section 13.03. A. All insurance money paid on account of such damage or destruction to the Trustee acting hereunder pursuant to the provision of Section
12.08 (or to the Landlord if the insurance proceeds are less than $50,000) hereof less the reasonable cost, if any, incurred in connection with adjustment of the loss and the collection thereof shall be applied by such Trustee (or Landlord) to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, (all of which temporary repairs, protection of property and permanent restorations, replacements, rebuilding or alterations are hereinafter collectively referred to as the "Restoration" and the act of doing such Restoration is hereinafter described as "Restore" and "Restoring" as the context requires), and shall be paid out to, or at the direction of Landlord from time to time as the Restoration progresses, in installments equal to the cost of work completed and materials furnished, and shall be received by Landlord for the purposes of paying the cost of such Restoration. At the time of each takedown of funds,

Landlord shall prepare and make available to Tenant (if requested) a verified certificate signed by Landlord or if Landlord is a partnership or corporation, by a general partner or a senior executive officer of Landlord as the case may be and a certificate signed by the architect or engineer in charge of such construction, dated not more than thirty days following such request, setting forth the following:

                  (1) that the sum then requested represents the amount that either has been paid by Landlord, or is then due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the Restoration therein specified, and giving a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof, and stating that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been paid out of the proceeds of insurance received by Landlord;

                  (2) that the cost, as estimated by the persons signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the aggregate of the insurance money remaining in the hands of Trustee or (Landlord) after payment of the sum requested in such certificate.

Upon compliance with the foregoing provisions of this Section, such Trustee (or Landlord) shall, out of such insurance money, pay or cause to be paid to Landlord or the persons named in such certificate (pursuant to subclause (1) of this Section) the respective amounts stated therein to have been paid by Landlord or to be due to them, as the case may be.

      B. If the net insurance proceeds as aforesaid at the time held by such Trustee (or Landlord) shall be insufficient to pay the entire cost of such Restoration, landlord shall pay the deficiency forthwith.

      C. Upon receipt by such Trustee (or Landlord) of satisfactory evidence, of the character required by clauses (1) and (2) of this Section, that the Restoration has been completed and paid for in full and that there are no liens of the character referred to therein, any balance of the insurance money at the time held by such Trustee or Landlord shall be paid to Tenant, unless Tenant is in default hereunder for failure to pay Rent, in which case such insurance proceeds shall be applied against the amount owed to Landlord at such time.

      D. Anything herein contained to the contrary notwithstanding, in the event of the termination of this Lease pursuant to Article 33, any and all insurance proceeds then on hand with the Trustee shall be paid over to landlord, and Tenant shall have no right, title, interest or claim thereto or therein whatsoever, and any amounts held by Landlord shall be retained by Landlord.

      Section 13.04. Other than as set forth in Section 13.06 in case of damage or destruction to the Demised Premises which shall amount to substantially total destruction of the Building and Building Equipment (i.e. if the casualty destroys 75% or more of the useable area Demised Premises) and to be of such a character that in the reasonable judgment of Landlord requires demolition of the remainder of the Building or shall require more than twelve (12) months for Restoration, Landlord shall have ninety (90) days from the casualty to notify Tenant of Landlord's election either to Restore, or not to Restore the Premises. If Landlord elects so to Restore, Landlord shall deliver to Tenant its estimate of the approximate completion date of such Restoration. Landlord's failure to send notice of its election either to Restore or not to Restore shall be deemed Landlord's election not to Restore. If Landlord elects not to Restore or is deemed to have elected not to Restore this Lease shall terminate as of the giving (or deemed giving) of such notice provided, however, Tenant, within fifteen (15) days of the giving of such notice (or deemed giving of such notice) from Landlord may notify Landlord that Tenant elects to have landlord Restore. In such event, Landlord shall commence Restoration. If Landlord elects to Restore Landlord must Substantially Complete such Restoration within two (2) months following Landlord's estimated date of completion of Restoration. In the event Landlord fails to Substantially Complete the Restoration of the Demised Premises by the expiration of such period (plus an additional three (3) months if the delay is caused by Force Majeure), Tenant may thereafter upon thirty
(30) days notice elect to cancel this Lease, but if the Demised Premises are Substantially Complete at the expiration of such thirty (30) day period, this Lease shall continue until the end of the Term. If this Lease shall be cancelled pursuant to this Article, it shall be terminated with the same force and effect as if the date of such termination was set forth as the natural expiration of this Lease.

      Should Landlord elect to Restore landlord shall Restore substantially in accordance with the procedures and specifications set forth in Exhibit C and monies shall be released to Landlord in the manner set forth in Section 13.03. Substantial Completion shall be determined subtantially in the manner set forth in Article 5. In the event Landlord elects not to Restore Landlord agrees that it shall not for twelve months from the casualty relet the Demised Premises.

      Section 13.05. Except as set forth in Sections 13.04, 13.06 and 13.10, no destruction of or damage to the Demised Premises or any part thereof by fire or any other casualty shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the Base Annual Rent or Additional Rent or from any of its other obligations under this Lease (except that the proceeds of Rent insurance shall be held and applied as provided in Section 12.02 hereof), and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise or quit or surrender this Lease or the Demised Premises or any part thereof, or to any suspension, diminution, abatement or reduction of Rent on account of any such destruction or damage.

      Section 13.06. Anything herein to the contrary notwithstanding if, during the last three years of the Base Term or of any Renewal Term, the Demised Premises shall be so damaged by fire or otherwise that the cost of Restoration of the Building and Building Equipment thereof shall exceed the greater of (i) the current year's Base Annual Rent, or (ii) 60% of the then replacement value of the Building and Building Equipment (any dispute with respect the extent of such damage to be arbitrated pursuant to Article 29), then

            (a) Landlord may elect either to Restore the Demised Premises or to cancel this Lease on at least thirty (30) days' notice, given within sixty
      (60) days after such damage. If Landlord elects so to cancel this Lease, this Lease and any and all renewal rights hereunder shall come to an end on the date specified in such notice and Landlord further agrees that it shall not for six months from the casualty relet the Premises, provided however, Tenant may within fifteen (15) days of such notice of cancellation from Landlord notify Landlord that it elects to have Landlord Restore the Premises, in which event Landlord shall commence Restoration; and

            (b) Tenant may elect to cancel this Lease on at least thirty (30) days' notice, given within sixty (60) days after such damage, and this Lease shall come to an end on the date specified in such notice; provided, however, that simultaneously with the giving of its notice, Tenant shall deliver to Landlord an assignment, duly executed and acknowledged by Tenant, transferring to Landlord all of the rights and claims of Tenant in, to and under all insurance proceeds covering such damage or destruction and in and to all insurance policies carried by Tenant pursuant to this Lease.

In the event of any such cancellation, Landlord shall not be obligated to perform any Restoration, and this Lease and the Term hereof and all renewal rights shall terminate as of the effective date of such cancellation as specified in the notice, all such insurance proceeds shall be the property of Landlord and Tenant shall not have any rights or claims with respect thereto. No such cancellation and termination shall release Tenant from any obligation hereunder for Rent, accrued or payable for or during any period prior to the effective date of such cancellation, and any prepaid Rent beyond the effective date of such cancellation shall be adjusted. In case of any arbitration of a dispute under this Section whether any cost of replacement shall exceed sixty per cent (60%) of the then replacement value of the Building and Building Equipment, the time to give any notice under this Section shall be extended to a date which shall be thirty (30) days after the determination of such arbitration.

      If Landlord elects to Restore, as provided in paragraph (a) above, Landlord shall give Tenant Landlord's good faith estimate of the time needed to Restore at the time the Landlord elects to rebuild. If such estimate indicates that such Restoration will exceed ninety (90) days, Tenant may upon ten (10) days notice elect to cancel this Lease. In the event Landlord fails to Substantially Complete the Restoration of the Demised Premises by the later of ten (10) days following such estimate or one hundred (100) days from Landlord's delivery of the aforementioned Restoration estimate (130 days if the delay is caused by force majeure), Tenant may thereafter upon thirty (30) days' notice elect to cancel this Lease and if the Demised Premises are not Substantially Complete at the expiration of such thirty (30) day period, this Lease shall be cancelled with the same force and effect as if the date of such expiration was set forth as the natural expiration of the Lease.

      Section 13.07. In any instance of Restoration utilizing insurance proceeds, the Superior Mortgagee may impose such terms and conditions upon the use of the insurance proceeds, including escrows, hold-backs and the like as the Superior Mortgagee shall determine appropriate in the circumstance, and Landlord and Tenant shall agree to and abide by such terms and conditions but may not apply the proceeds to reduce obligations thereunder (except if Tenant has defaulted in a material obligation hereunder and has not cured such default within the time for curing and such default)

      Section 13.08. The provisions of this Article shall be deemed an express agreement governing any case of damage to or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

      Section 13.09. Except as specifically provided in Sections 13.04 and 13.06, in all instances wherein Landlord elects to Restore the Demised Premises, Landlord shall, as promptly as practical, deliver to Tenant Landlord's good faith estimate of the time within which Landlord reasonably expects to Substantially Complete the Restoration. In the event that with respect to Restoration required pursuant to Section 13.04, such estimate indicates more than 12 months is needed for Restoration then Tenant may within 20 days of such notice elect to cancel this Lease.

      Section 13.10. In the event of the occurrence of any casualty, the prorated share of Base Annual Rent payable hereunder for the portion of the Premises not usable or occupied by Tenant as a result of such casualty shall abate from the date of the casualty until Landlord shall have Substantially Complete the applicable Restoration. Any insurance proceeds available from insurance carried pursuant to Section 12.02(f) shall be remitted to Landlord.

      Section 13.11. In the event that any casualty or loss occurs for which insurance coverage is required hereunder and such insurance coverage is not available because Tenant failed to obtain such insurance, or if obtained allowed to lapse or be cancelled because of Tenant's failure or negligence, Tenant shall be responsible for and shall pay Landlord the amount that would have been available had such insurance been in effect.

      Section 13.12. In the event Tenant elects to cancel this Lease pursuant to any Section of this Article. Landlord shall retain all insurance proceeds relating to the Demised Premises. Provided and to the extent that Tenant is not in default in the payment of Rent hereunder, insurance proceeds relating to the Tenant's leasehold interest and Tenant's Property shall be paid to Tenant.

                                   ARTICLE 14

                                 Eminent Domain

      Section 14.01. If all or substantially all the whole of the Demised Premises or complete access thereto shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and Term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Base Annual Rent and Additional Rent shall be prorated and adjusted as of such date. For purposes of this article, (a) "substantially" shall mean 80% or more of the rentable space in the Building; (b) the Building shall be deemed to have 320,000 square feet of rentable space (but this shall not be deemed a representation by Landlord).

      Section 14.02. In the event of a taking described in Section 14.01 the compensation or award shall be divided and distributed as follows: (a) first monies shall be given to the Superior Mortgagee first in priority in an amount sufficient to repay such Superior Mortgage including all principal sums due thereunder and all interest accrued thereon (but limited to interest related to one month's payment); (b) thereafter the Tenant shall receive that amount of the residual (remaining after subtracting the amount in Subsection (a)), determined by multiplying the balance of the award (after making the payment described in Subsection (a) above) by a fraction of which the numerator is the value of Tenant's leasehold interest including the value of Tenant's renewal options but excluding the value of Tenant's purchase option and the denominator is the sum of the value of Tenant's leasehold interest including the value of Tenant's renewal options and the value of Landlord's interest in the Demised Premises excluding therefrom the portion of the Superior Mortgage paid pursuant to Subsection (a). Landlord and Tenant shall first try to agree upon value. If no agreement is reached within ten (10) days, either party may demand arbitration;
(c) the balance shall be given to Landlord. The application for the compensation or award shall be made by Landlord and Tenant shall cooperate, without cost or charge, with Landlord in making application for such award, including execution of such documents as may be required by Landlord or its counsel. The amounts payable hereunder represent Tenant's sole right to receive or claim compensation for a taking as described in Section 14.01.

      Section 14.03. If the temporary use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose during the Term, this Lease and the Term shall be and remain unaffected by such condemnation or taking and Tenant shall continue to be responsible for all of its obligations hereunder (except to the extent prevented from so doing by reason of such condemnation or taking) and it shall continue to pay the Rent in full. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of Restoration of the Premises and the balance of any such award shall be apportioned between Landlord and Tenant as of the Expiration Date. At the termination of such occupancy prior to the Expiration Date, Tenant, at its own expense, will restore the Premises as nearly as possible to their condition prior to the condemnation or taking. Notwithstanding the foregoing, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Premises shall be delivered to and held by Landlord in trust for the payment of Rent.

      Section 14.04. In the event of a taking of less than 80% of the Building this Lease shall continue in full force and effect except that the Base Annual Rent to be paid shall be reduced to that amount determined by multiplying the then applicable Base Annual Rent by a fraction, the numerator of which is the percentage of the Building taken in the condemnation proceeding and the denominator is 100. The Base Annual Rent set forth above shall be effective and shall be prorated from the bate that the condemning authority taxes possession.

      Section 14.05. In the event of any taking of less than the whole of the Demised Premises which does not result in termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building (other than those parts which are Tenant's Property) to substantially their former condition to the extent that the same may be feasible and so as to, as nearly as practicable under the circumstances, constitute a complete and tenantable Building, and in accordance with the procedures contained in Exhibit C. Landlord shall perform all repairs required to restore Tenant's leasehold improvements so long as the cost thereof shall not exceed $500,000. If the cost of such repairs exceed $500,000 Tenant shall cause such work to be done at Tenant's sole expense to the extent the work exceeds $500,000, and in accordance with the provisions of Article 8. The parties will agree to an appropriate transition in the event an excess of $500,000 is expended by Landlord in connection with the foregoing.

      Landlord shall be promptly reimbursed by Tenant for the cost of all Tenant Optional Work done by Landlord. Landlord and Tenant shall pro rata share any compensation or award made for such work based upon the relative expenditures for such repairs. Landlord shall endeavor to obtain the most favorable prices available under the circumstances for such work.

      Section 14.06. The terms "condemnation" and "acquisition" as used herein shall include any agreement in lieu of or in anticipation of the exercise of the power of eminent domain between Landlord and any governmental authority authorized to exercise the power of eminent domain. In the event that there shall be any dispute between Landlord and Tenant arising out of provisions of this Article, such dispute shall be settled by arbitration pursuant to Article 28.

                                   ARTICLE 15

                              Compliance with Laws

      Section 15.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law, rule, regulation or requirement of any public authority with respect to the Premises or the use or occupation thereof. Except as otherwise provided herein, Tenant shall, at Tenant's expense, comply with all laws rules, regulations and requirements of all public authorities which shall, in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises, impose any violation, order or duty on Landlord or Tenant, arising from (a) the use of the Premises, (b) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant, (d) the use or operation of any Building Equipment, or (e) breach of any of Tenant's obligations hereunder; and Tenant shall pay all the costs, expenses, fines, penalties and damages, including reasonable attorneys fees, which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. However, Tenant need not comply with any such law, rule, regulation or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 15.02. Landlord, at its expense, shall comply with all other such laws, rules, regulations and requirements of public authorities as shall affect the Premises, but may similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof.

      15.02. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law, rule, regulation or requirement of any public authority, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, nor shall the Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; and (b) if the cost of such compliance exceeds $250,000 multiplied by 1 and the product of 0.035 and the Lease Year number before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company reasonably satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 100% of the cost of such compliance (as estimated by a reputable contractor designated by Tenant) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond reasonably satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Mortgage, or if any such Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord (as the case may be) is required to plead or answer thereto.

      Section 15.03. [This Section purposely omitted.]

      Section 15.04. Except as otherwise provided herein, Tenant, at its expense, shall promptly comply with all orders, rules and regulations of the National Board of Fire Underwriters, the New York Board of Fire Underwriters or any other body or bodies exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Demised Premises subsequent to the Commencement Date or to the use or manner of use of the Demised Premises provided no such orders, rules, regulations or requirement shall necessitate Structural changes or improvements or interfere with the use and enjoyment of the Demised Premises, and whether or not such compliance is required by reason of any condition, event or circumstance existing prior to or after the Commencement Date, unless such condition, event or circumstances was caused by Landlord's negligence.

      Section 15.05. Landlord represents that on the Commencement Date the Demised Premises will be in compliance with all applicable laws, rules or regulations excepting those matters which then remain subject to Landlord's completion of Tenant's Punch List or the completion of the work remaining unfinished because Tenant took occupancy prior to Landlord's advice to Tenant that the Premises were Substantially Complete. Landlord further represents that the work done was in compliance with applicable law during the construction period, and if not so in compliance Landlord, at its expense, will comply with such laws.

      Section 15.06. Notwithstanding anything herein to the contrary, if at any time during the Term, a capital expenditure for Building Equipment is required in excess of $250,000 in order to comply with newly enacted legislation or regulation of any public authority having jurisdiction, Landlord shall comply with such requirement and receive payment from Tenant as follows:

            (a) Landlord shall certify to Tenant Landlord's cost of complying with such law, rule or regulation ("the Compliance Cost") and if requested by Tenant Landlord shall exhibit copies of bills or statements relating thereto;

            (b) the Compliance Cost shall be multiplied by a number such that the product will be an amount equal to the monthly payment needed to amortize a loan equal to the monthly payment needed to amortize a loan equal to the Compliance Cost payable monthly over a 20 year term in constant payments of principal and interest at the then best published rate for a secondary financing as published by Manufacturers Hanover Trust Company (or any successor thereto) (the product to be known as "Monthly Factor");

            (c) the Monthly Factor shall be paid monthly over the months remaining in the Term commencing at the time the replacement was made and shall be due as an Additional Payment hereunder.

      Section 15.07 In the event that Structural work is required pursuant to the provisions of this Article, Landlord shall perform such work and bear the cost thereof.

                                   ARTICLE 16

                                     Access

      Section 16.01. Landlord and its agents shall have the right to enter and/or pass through the Premises at any time or times upon notice and at reasonable times (except in the event of an emergency when Landlord may enter at any time) (a) to examine the Premises and to show them to actual and prospective Superior Mortgagees, or prospective purchasers, mortgagees or lessees (but with regard to prospective lessees only during the last eighteen months of the Term) of the Building and (b) to examine the Premises in order to determine whether Tenant is complying with the obligations pursuant to this Lease; and (c) to make such repairs, alterations, additions and improvements in or to the Premises (or just the Building or the Building Equipment) as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder except that Landlord agrees not to store materials at the Premises.

      Section 16.02. If at any time any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease, provided, however, that if it is Landlord's responsibility to cure such condition, Landlord shall diligently and in good faith cause to be made all repairs required to be made.

      Section 16.03. During the period of 18 months prior to the Expiration Date of this Lease, Landlord and its agents may exhibit the Premises to prospective tenants, upon notice and at reasonable times.

      Section 16.04. If during the last month of the Term, Tenant has removed all of Tenant's Property from the Premises, and if Tenant shall have ceased doing business therein, Landlord may, without notice to Tenant, immediately enter the Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's covenants and obligations hereunder.

                                   ARTICLE 17

                              Notice of Occurrences

      Section 17.01. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which a reasonable man would conclude that Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Demised Premises, including the Building Equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Building Equipment.

                                   ARTICLE 18

                        Non-Liability and Indemnification

      Section 18.01. Neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to this or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants, licensees, invitees, or employees in the operation or maintenance of the Premises or the Building (and then only if the casualty is not one for which Tenant was required to obtain insurance pursuant to Article 12, without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors). Further, neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Demised Premises, or caused by operations in construction of any public or quasi-public work, or (b) even if negligent, for incidental damages (such as loss of income, loss of business or similar damages) arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

      Section 18.02. Tenant shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Demised Premises (including sidewalks and other public areas) during the Term; (b) any omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, invitees, employees or contractors;
(c) any accident, injury or damage whatever other than that caused by Landlord's negligence or the negligence of Landlord's agents, servants, employees or invitees) occurring in, at or upon the Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Landlord and/or its partners, directors, officers, agents or employees by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to

Landlord) unless Tenant is a party therein, in which case Tenant shall reimburse Landlord for all of Landlord's reasonable attorneys' fees; if Tenant is a party therein Tenant may defend Landlord with Tenant's counsel unless there would be a conflict of interest in Landlord and Tenant having the same counsel in such matter.

      Section 18.03. Landlord shall indemnify and hold Tenant harmless from and against any all claims or liabilities arising out of or in connection with any unpaid Impositions, or any mechanics, materialmen, or other liens affecting the Demised Premises on the Commencement Date, or arising out of work done prior to the Commencement Date.

                                   ARTICLE 19

                                 Curing Defaults

      Section 19.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord may, without thereby waiving such default (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency or a situation which in Landlord's reasonable opinion, with the passage of time, may result in an emergency, and in any other case only if such default continues after the expiration of thirty (30) days from the date Landlord gives Tenant notice of the default provided, however, if such default is not reasonably capable of being cured within such thirty (30) day period, Landlord may (but is not obligated to do so) perform the same for the account of and at the expense of Tenant if Tenant shall not have commenced and diligently proceeded to cure such default.

      Section 19.02. Other than as set forth in Section 38.09 if Landlord shall default in the performance of any Landlord's obligations under this Lease, Tenant may, without thereby waiving such default (but shall not be obligated to) perform the same for the account and at the expense of Landlord, without notice in a case of emergency, or a situation which in Tenant's reasonable opinion, with the passage of time, may result in an emergency and in any other case only if such default continues after the expiration of sixty (60) days from the date Tenant gives Landlord notice of the default provided, however, if such default is not reasonably capable of being cured within such sixty (60) day period, Tenant may (but is not obligated to do so) perform the same for the account of and at the expense of Landlord if Landlord shall not have commenced and diligently proceeded to cure such default. Bills for any expenses incurred by Tenant in connection with any such performance by it of work for Landlord shall be payable by Landlord within 15 days after Landlord's receipt of such bill. Late payments by Landlord shall bear interest at the same rate as late payments by Tenant.

      Section 19.03. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect overdue Base Annual Rent, Additional Payments or Additional Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Section at the rate and in the manner set forth in Section 3.04 shall be due as and for Additional Rent.

                                   ARTICLE 20

                                    Brokerage

      Section 20.01. Tenant and Landlord each covenants, warrants and represents to the other that no brokers except Edward S. Gordon Company, Inc. and Yoles & Furst, Inc. (the "Brokers") were instrumental in bringing about or consummating this Lease and that (a) Tenant had no conversations or negotiations with any broker except the Brokers concerning the leasing of the Demised Premises, and
(b) Landlord had no conversations or negotiations with any broker except the Brokers concerning Tenant's leasing of the Demised Premises.

      Section 20.02. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses arising out of any conversation or negotiations had by Tenant with any broker other than the Brokers.

      Section 20.03. Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees an expenses arising out of any conversation or negotiations had by Landlord with any broker other than the Brokers.

      Section 20.04. Landlord shall pay a brokerage commission due the Brokers pursuant to a separate agreement between Landlord and each of the Brokers.

                                   ARTICLE 21

                                     Notices

      Section 21.01. Except as permitted in Section 21.02, any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law, rule, regulation, or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if (a) sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, or (b) personally delivered, return receipt requested, and if to Tenant addressed to

                  Young & Rubicam Inc.
                  285 Madison Avenue
                  New York, N.Y.
                  Attn: Chief Financial Officer

and with a courtesy copy to:

                  Young & Rubicam Inc.
                  285 Madison Avenue
                  New York, N.Y.
                  Attn: General Counsel

and if to Landlord, addressed to:

                  Messrs. Peter Catalano and
                          Michael Kornblum
                  24 East 21st Street
                  New York, N.Y. 10010

and with a courtesy copy to:

                  Hyman Miner & Robbin
                  24 East 21st Street
                  New York, New York 10010
                  Attn: Martin P. Miner, Esq.

except that if Tenant shall move its above office outside of the Borough of Manhattan, Tenant's address shall be the Demised Premises, and shall be deemed to have been given, rendered or made on the first business day after the day so mailed or delivered. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

      Section 21.02. Any notice, statement or demand for Rent by Landlord may be made by personal delivery to Tenant, with the envelope or wrapper marked to the attention of the Chief Financial Officer. Such notice shall be deemed delivered on the date personally delivered.

                                   ARTICLE 22

                              Estoppel Certificates

      Section 22.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than 10 days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); certifying the dates to which the Base Annual Rent, Additional Payments and Additional Rent have been paid; stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer shall have knowledge; and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant or Landlord, as the case may be, also shall include in any such statement such other information concerning this Lease as Landlord or Tenant may reasonably request.

                                   ARTICLE 23

                                 Window Cleaning

      Section 23.01. Tenant will not require, permit, suffer or allow the cleaning of any window in the Demised Premises from the outside (within the meaning of Section 202 of the New York Labor Law or and successor statute thereto) unless the equipment and safety devices required by all applicable provisions of law including Section 202 of the New York Labor Law or any successor statute thereto, or the rules of the Board of Standards and Appeals are provided and used. Tenant hereby indemnifies Landlord against liability as a result of the Tenant's requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside in violation of any applicable rule, regulation or provision of law.

                                   ARTICLE 24

                                 Quiet Enjoyment

      Section 24.01. So long as Tenant pays all of the Base Annual Rent and Additional Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Mortgages (as limited and modified by Article 27). This personal covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest to Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

                                   ARTICLE 25

                                Mechanics' Liens

      Section 25.01. If Tenant causes any Structural Alteration, Alterations, changes, additions, improvements or repairs to be made to the Demised Premises, or material furnished or labor performed therein or thereon, neither Landlord nor the Demised Premises shall, under any circumstances, be liable for the payment of any expenses incurred or for the value of any such work done or material furnished to the Demised Premises or any part thereof; but all such alterations, changes, additions, improvements and repairs and materials and labor shall be at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen furnishing labor and material to the Demised Premises, or any part thereof, for or on behalf of Tenant.

      Section 25.02. Tenant shall not suffer or permit any mechanics' liens to be filed against the Demised Premises nor against Tenant's leasehold interest in the Demised Premises, by reason of work, labor, services or material supplied to Tenant or to any occupant of the Demised Premises. If any such mechanic's lien shall at any time be filed against the Demised Premises, Tenant shall, at its own cost and expense, cause the same to be cancelled and discharged of record by surety bond or appropriate cash deposit or other appropriate means within thirty
(30) days after the date of filing the same and notice thereof to Tenant, and Tenant shall indemnify and save Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom or by reason thereof.

      Section 25.03. Tenant, at Tenant's expense, shall also defend on behalf of Landlord, any action, suit or proceedings which may be brought thereon or for the enforcement of such liens or orders, and Tenant shall pay any damages and satisfy and discharge any judgment entered thereon and save Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom or by reason thereof.

      Section 25.04. If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such mechanic`s lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

      Section 25.05. Any amount paid by Landlord for any of the aforesaid charges and all other expenses of Landlord, including reasonable counsel fees, in defending any such action or in procuring the discharge of said lien, with all necessary disbursements in connection therewith with interest thereon computed in the manner set forth in Section 3.04, shall be repaid within a period of twenty (20) days after written demand therefor by Landlord to Tenant, and may be treated as Additional Rent payable with the next installment of Base Annual Rent.

                                   ARTICLE 26

                           Assignment and Sub-Letting

      Section 26.01. Tenant may at any time after the commencement of the Full Term, without releasing itself from any liability hereunder assign this Lease in whole and not in part, without the Landlord's consent, subject to Section 26.04 and the following:

            (a) at the time of (i) the making of such assignment and (ii) the effective date of such assignment, Tenant shall not be in default beyond the time for curing any default under any of the material terms, covenants or conditions of this Lease;

            (b) Tenant shall have delivered a true copy of such assignment to Landlord not less than one (1) day prior to the effective date of such assignment;

            (c) the assignee shall have executed an assumption of each of Tenants' obligations hereunder in form reasonably satisfactory to Landlord and shall have delivered a duplicate original to Landlord not less than one (1) day prior to the effective date of such assignment;

            (d) The assumption shall provide that Tenant and the assignee shall be jointly and severally liable for the payment of all sums and the performance of all terms, covenants, conditions and agreements required to be performed by Tenant;

            (e) the assignment shall not attempt to amend or modify any of the terms, covenants or conditions of this Lease; and

            (f) no assignment shall be effective if the Assignee is entitled to diplomatic or sovereign immunity or is otherwise immune from the service of process;

            (g) except as hereinabove set forth, no assignment shall be permitted and, if made, shall not be effective against Landlord; and

            (h) Tenant may not assign this Lease, directly or indirectly, to an assignee who is a "tax exempt entity" as defined in Section 168(j)(4) of the Internal Revenue Code of 1954, or any successor section.

      Section 26.02. Subject to the provisions of Section 26.04, Tenant shall have the right to sub-let, all or a portion of the

Demised Premises at any time without Landlord's consent, except that:

            (a) at the time of (i) making such sublease and (ii) the effective date of such sublease, Tenant shall not be in default beyond the time for curing any default under any of the material terms, covenants or conditions of this Lease;

            (b) all sub-leases shall be in writing; and

            (c) no sub-lease shall extend beyond the Term of this Lease; and

            (d) true copies of all sub-leases and any modifications thereto shall be delivered to Landlord within ten (10) days of execution;

            (e) all sub-leases shall be, and shall provide therein, that they are subject and subordinate to this Lease and contain sub-lessee's agreement for the benefit of Landlord not to violate any of the provisions of this Lease (other than the obligation to pay Rent);

            (f) no sub-lease shall be permitted or effective if such sub-lessee shall be entitled to diplomatic or sovereign immunity or immunity from judicial process; and

            (g) Tenant may not sublease all or any portion of the Demised Premises, directly or indirectly, to a subtenant who is a "tax-exempt entity" as defined in Section 168(j)(4) of the Internal Revenue Code of 1954, or any successor section in excess of such portion of the rentable area of the Demised Premises as will trigger the provisions of such Section or successor section.

      Section 26.03.

            (a) The right granted Tenant hereunder to sub-let all or a portion of the space shall not be deemed to grant or extend any rights from Landlord to such sub-tenants, and Landlord shall not be bound by any term, covenant or condition of any sub-lease, whether or not Landlord has received notice of such sub-let.

            (b) In the event of the termination of this Lease, whether by expiration, forfeiture, cancellation or surrender or any other termination all sub-leases shall, at the option of Landlord, terminate.

            (c) The rights granted Tenant hereunder are Tenant's exclusive sub-let rights and Tenant may not permit or allow any sub-let in contravention of the terms hereinabove set forth.

      Section 26.04. In the event that at any time during the Term hereof Tenant shall, in good faith, determine to assign, directly or indirectly, all or a portion of its interest in the Demised Premises, or sublet, directly or indirectly all but an immaterial portion of its interest in the Demised Premises (except an assignment to collateralize a loan or an assignment or sublease to an entity owning, owned, controlling, controlled, or under common control with Tenant) and if Landlord reasonably demonstrates to Tenant its financial ability to support such assumption or sublease, as the case may be, Tenant shall first submit the proposed offer to Landlord, containing prices, rental rates, closing date and other salient terms. Tenant's proposal shall be in the form of an assignment or sublease, as the case may be. Landlord shall have forty-five (45) days from receipt to accept such offer; in the event that Landlord accepts the offer, Landlord shall have fifteen (15) days to execute an assignment or sublease, as the case may be, with Tenant. If Landlord fails to accept such offer, Tenant may offer the Demised Premises, or portion thereof, to such other prospective assignee or subtenant as Tenant may desire, upon the terms and for the amount contained in Tenant's initial offer, provided, however, that if Tenant does not execute an assignment or sublease with such other prospective assignee or subtenant upon such terms within nine (9) months and fifteen (15) days from the date Tenant first submitted an offer to Landlord, Tenant may not assign or sublet the Demised Premises, or portion thereof without again complying with this Section.

                                   ARTICLE 27

                                  Subordination

      Section 27.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all mortgages which may now or hereafter affect the Demised Premises, or the land or the Building ("Superior Mortgage") to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages and spreaders and consolidations of such mortgages. However, this subordination of this Lease is expressly subject to the following conditions:

            (a) Tenant shall have received notice of such Superior Mortgage.

            (b) So long as Tenant has complied with all the terms and provisions of this Lease and is not in default under and terms, covenants or conditions of this Lease, (i) Tenant shall not be named or joined in any action or proceeding to foreclose any Superior Mortgage (unless Tenant is deemed a necessary party), (ii) any such action or proceeding shall not result in a cancellation or termination of this Lease, and (iii) if the holder of any Superior Mortgage becomes the owner of the fee of the Demised Premises or if the Demised Premises shall be sold as a result of any action or proceeding to foreclose any Superior Mortgage, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the Demised Premises upon all of the terms and conditions of this Lease, except such as are not applicable or pertinent to the remainder of the Term.

            (c) So long as Tenant has complied with all the terms and provisions of this Lease and is not in default under the terms, covenants or conditions of the Lease, and subject to the imposition of such conditions as they may require, the holder of any such Superior Mortgage ("Superior Mortgagee") shall consent to the application of insurance proceeds and condemnation awards in the manner set forth in Articles 12, 13, and 14.

      Section 27.02. The subordination herein set forth shall be self-operative and no further instrument of subordination shall be required. However, should Tenant request, Landlord shall use its best efforts to obtain from any Superior Mortgagee, written confirmation of Tenant's rights hereunder, provided that if Landlord shall be required to incur any expense in obtaining such agreement, Tenant shall reimburse Landlord for all expenses (including reasonable attorney's fees) incurred in obtaining such agreement. Tenant shall, if requested by Landlord or the Superior Mortgagee execute, at Tenant's cost and expense, such an agreement, in recordable form, as may be reasonably requested to confirm such subordination.

      Section 27.03. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage, to remedy the same (which reasonable period shall be the same period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee shall with due diligence give Tenant notice of intention to, and commence and continue to remedy such act or omission, provided, however, if such act or omission shall relate to an event described in Section 5.09 or Article 13 allowing Tenant to cancel this Lease, the Superior Mortgagee shall not have additional time (except as set forth in Section 5.09 or Article 13) to remedy such act or omission. Landlord shall furnish Tenant with the name and address of the Superior Mortgagee.

      Section 27.04. If any Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord" and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord (who shall remain liable to Tenant) under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) unless previously agreed upon, be bound by any previous modification of this Lease or by any previous prepayment of Base Annual Rent in excess on one month.

      Section 27.05. If, in connection with the obtaining, renewal or extension of any Superior Mortgage, such proposed or existing Superior Mortgagee shall request modifications of this Lease, Tenant shall consent to such modifications provided they do not materially or adversely (a) increase Tenant's obligations hereunder, or (b) decrease Tenant's rights hereunder. Any increase in Base Annual Rent shall be deemed material and adverse.

                                   ARTICLE 28

                             Excavation and Shoring

      Section 28.01.

            A. If any excavation shall be made or contemplated to be made for building or other purposes upon property or streets adjacent to or nearby the Demised Premises, Tenant either

            (a) shall afford to the person or persons causing or authorized to cause such excavation the right to enter upon Demised Premises for the purpose of doing such work as such person or persons shall consider to be necessary to preserve any of the walls or structures of the Building or the Demised Premises from injury or damage and to support the same by proper foundations, or

            (b) shall, at Landlord's expense, do or cause to be done all such work as may be necessary to preserve any of the walls or structures of the improvements on the Demised Premises from injury or damage and to support the same by proper foundations.

      Tenant shall not by reason of any such excavation or work, have any claim against Landlord for suspension, diminution, abatement or reduction of Rent under this Lease or for damages or indemnity unless resulting from or arising out of Landlord's negligence or willful misconduct.

            B. Landlord hereby assigns to Tenant, without recourse, such rights, if any, as Landlord may have against any parties causing damage to the Demised Premises to sue for and recover amounts expended by Tenant as a result of such damage.

                                   ARTICLE 29

                                   Arbitration

      Section 29.01. Except as set forth in Article 7, in any case in which it is provided by the terms of this Lease that any matter shall be determined by arbitration, such arbitration shall be conducted in the manner specified in this Article.

      Section 29.02. The party desiring such arbitration shall give written notice to that effect to the other party specifying the matter to be arbitrated and shall in such notice appoint a person of recognized competence as arbitrator on its behalf. Within fifteen days thereafter, the other party shall by written notice to the original party appoint a second person of recognized competence as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, independent and of recognized competence and such three arbitrators shall as promptly as possible determine such matter, provided, however, that

            (a) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

            (b) if the two arbitrators appointed by the parties shall be unable to agree, within fifteen days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen days after the arbitrators appointed by the parties give notice as aforesaid, then within ten days thereafter either of the parties upon written notice to the other party may request such appointment by the then President of the Real Estate Board of New York, Inc. (or any organization successor thereto), or in his absence, refusal, failure or inability to act, may apply for such appointment to the presiding Justice of the Appellate Division, First Department, Supreme Court, New York County, New York, (or to any other court having jurisdiction and exercising functions similar to those now exercised by the said Court).

      Landlord and Tenant shall each be entitled to present evidence and argument to the arbitrators.

      Section 29.03. The determination of the majority of the arbitrators or of the sole arbitrator, as the case may be, shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrators or the sole arbitrator, as the case may be, shall give written notice to the parties stating their or his determination, and shall furnish to each party a signed copy of such determination.

      Section 29.04. Each party shall pay the fees and expenses of the arbitrator appointed by such party and one-half of the fee and expenses of the third arbitrator, if any.

      Section 29.05. Anything in this Lease contained to the contrary notwithstanding, whenever under the provisions of this Lease, Tenant is required to make any payment or to perform any act or thing at a specified time or within a specified time limit, and any such payment or performance is subject to arbitration under this Article, such time or time limit as it relates to the specific amount subject to arbitration, as the case may be, shall be and be deemed to be extended by the period consumed by the institution and prosecution of any arbitration concerning or relating to such payment or performance.

      Section 29.06. As used herein a person of recognized competence shall be any person engaged in the real estate business in Manhattan as a broker, appraiser lender, attorney or accountant for at least the ten preceding years.

      Section 29.07. Except as specifically set forth in this Lease, the parties hereto have not agreed to arbitration for the determination of any dispute hereunder.

                                   ARTICLE 30

                                No Rent Abatement

      Section 30.01. Unless otherwise expressly provided in this Lease, no abatement, diminution or reduction of Rent shall be claimed by or allowed to Tenant, or any person claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from any cause including the making of alterations, changes, additions, improvements or repairs to the Building, or buildings, now on or which may hereafter be erected on the Demised Premises, by virtue or because of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations or for any other cause or reason.

                                   ARTICLE 31

                              Recordable Memorandum

      Section 31.01. Promptly after the Landlord acquires fee title to the Demised Premises or a leasehold in the Demised Premises, Landlord and Tenant shall execute a memorandum of lease in recordable form, setting forth a description of the Demised Premises, the Term, rights of renewal, and such other information, excepting the Rent, as either party may reasonably request. The memorandum of lease may be recorded by either party hereto and the party so recording such instrument shall pay the recording fee. In no event shall the memorandum of lease be deemed to alter, amend, or modify any of the terms, covenants or conditions of this Lease. Except as set forth herein Tenant shall not record this Lease.

                                   ARTICLE 32

                                    Surrender

      Section 32.01. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, free and clear of all lettings and occupancies other than subleases to which Landlord shall have specifically and particularly consented, and Tenant shall remove all of the Tenant's Property therefrom except as otherwise expressly provided in this Lease.

      Section 32.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                                   ARTICLE 33

                            Conditions of Limitation

      Section 33.01. This Lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor, if any, of Tenant's obligations under this Lease, shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, or of or for the property of Tenant, or such guarantor shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, or such guarantor, as the case may be, at any time after the event continues for ninety (90) days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term of this Lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same force and effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in Article 35. If as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the curing of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding (such assurance being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurance of future performance under this Lease (as defined below). Adequate assurance of curing defects means the posting with Landlord a sum in cash sufficient to defray the cost of such cure. Adequate assurance of future performance under this Lease means posting a deposit equal to two (2) months Rent and in the case of an assignee, assuring Landlord that assignee is financially capable of assuming this Lease. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume or assign this Lease within 120 days from the filing of the proceeding, or the debtor or the trustee shall be deemed to have rejected or terminated this Lease.

      Section 33.02. The Lease and the term and estate hereby granted are subject to the further limitations that:

            (a) if Tenant shall default in the payment of any Base Annual Rent or Impositions and such default shall continue for fifteen (15) days after notice, or

            (b) if Tenant shall default in the payment of Additional Rent (other than Impositions) and such default shall continue for twenty (20) days after notice from Landlord specifying such default; or

            (c) if Tenant shall be, whether by action or inaction, in default in its obligations under this Lease (other than a default in the payment of Base Annual Rent or Additional Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to prosecution for a crime (as more particularly described in Section 15.02) or foreclosure of any Superior Mortgage, if Tenant shall not (i) within said 30-day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said 30-day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord, then, in any of said cases, Landlord may give to Tenant a notice of intention to end the Term of this Lease, and upon the expiration of said five days from the date of service of such notice of intention this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in Article 35.

                                   ARTICLE 34

                              Re-Entry by Landlord

      Section 34.01. If Tenant shall default in the payment of any Rent, and such default shall continue after any applicable grace period, or if this Lease shall terminate as provided in Article 33, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as used herein, is not restricted to its technical legal meaning. If this lease is terminated under the provisions of
Article 33, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision by law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Base Annual Rent and Additional Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 35.

      Section 34.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right to seek temporary or permanent injunctive relief. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      Section 34.03. If this Lease shall terminate under the provisions of
Article 33, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Base Annual Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 35 or pursuant to law.

                                   ARTICLE 35

                                     Damages

      Section 35.01. If this Lease is terminated under the provisions of Article 33, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 34, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default beyond any applicable grace period hereunder on the part of Tenant, Tenant shall pay to Landlord as damages sums equal to the Base Annual Rent and the Additional Payment which would have been payable by Tenant had the Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the Expiration Date of this Lease had it not so terminated or if Landlord had not so re-entered the Demised Premises, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, reasonable legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled to receive in any suit for the collection of damages pursuant to this section a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

      Section 35.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 33, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, or less than any of the sums referred to in Section 35.01.

      Section 35.03. In addition, if this Lease is terminated under the provisions of Article 33, or if Landlord shall re-enter the Demised Premises under the provisions of Article 34, Tenant agrees that:

            (a) the Demised Premises shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the Term hereof;

            (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alteration or for restoring or rebuilding the Demised Premises, or any part thereof; and

            (c) for the breach of any covenant of Tenant set forth above in this
      Section 35.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant.

      Section 35.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 33, if any Base Annual Rent, Additional Rent and damages payable hereunder by Tenant to Landlord are not paid within the time periods set forth elsewhere in this Lease, the same shall bear interest at the rate set forth in Section 3.04, from the due date thereof until paid, and the amount of such interest shall be Additional Rent hereunder.

                                   ARTICLE 36

                               Affirmative Waivers

      Section 36.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present of future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom after final judicial determination.

      Section 36.02. If Tenant is in arrears in payment of Base Annual Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items which any payments made by Tenant are to be credited, and Tenant agrees the Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

      Section 36.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

      Section 36.04. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover the Rent, unless Tenant's failure to assert such counterclaim in such proceeding shall forever preclude Tenant, as a matter of law, from pursuing such claim.

                                   ARTICLE 37

                                   No Waivers

      Section 37.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, and/or omission. The receipt and acceptance of Base Annual Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                                   ARTICLE 38

                                  Miscellaneous

      Section 38.01. Tenant expressly acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

      Section 38.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

      Section 38.03. Except as otherwise expressly provided in this Lease, the obligation of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to herein.

      Section 38.04. Tenant shall look only to Landlord's estate and property in the Demised Premises (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

      Section 38.05. Any apportionments or prorations of Base Annual Rent or Additional Rent to be made under this Lease shall be computed on the basis of a 360 day year with 12 months of 30 days each.

      Section 38.06. In each instance hereunder wherein Tenant has agreed to deliver a certificate or other instrument, Landlord shall be entitled to execute such certificate or instrument on behalf of Tenant, as Tenant's attorney-in-fact if Tenant does not deliver such certificate or instrument to Landlord or Landlord's designee, properly executed, within the time herein set forth for the delivery of such certificate or instrument.

      Section 38.07. Irrespective of the place of execution or performance this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstance shall for any reason and to any extent be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      Section 38.08. Whenever Tenant shall submit to Landlord any plan, agreement, or other document for Landlord's consent or approval, and Landlord requires the opinion of Landlord's architect or engineers, attorney or accountant as to the form or substance thereof, Tenant agrees to pay the reasonable fee of such person for reviewing the said plan, agreement, or document.

      Section 38.09. (a) If Landlord fails to meet an obligation required to be performed by Landlord pursuant to the Lease within thirty days after notice from Tenant of Landlord's failure to meet such obligation and Landlord thereafter certifies to Tenant that 1) Landlord is financially unable to meet such obligation, and 2) after exerting reasonable efforts to secure the financing required to meet such obligation, Landlord has been unable to procure such financing, then and in such event, the Tenant may but shall not be obligated to (1) procure a loan for Landlord, directly or indirectly, of the funds necessary to enable Landlord to meet the aforementioned obligation; provided, however, that the amount of such loan shall not exceed the Base Annual Rent due over the succeeding twelve months. The loan will be self-amortizing in constant monthly payments of principal and interest over a twelve month term commencing thirty days after the full proceeds of the loan have been paid to Landlord, provided, however, if the full proceeds of the loan have not been paid to Landlord within three (3) months of the execution of the Note hereinafter mentioned, the Landlord will commence repayment of the amount borrowed upon the expiration of said three (3) month period hereinabove referred to and bearing interest at the rate set forth in
Section 3.04 (but without late charges and penalties as set forth in 3.04(y)). The loan shall be evidenced by a note ("Note") incorporating these terms in a form satisfactory to Tenant, which Note shall be delivered by Landlord to Tenant or Tenant's designee on the date Landlord delivers to Tenant the certification hereinabove set forth. In the event that Landlord fails to make any payment required to be made pursuant to the Note within 10 days of due date, Tenant may offset that payment against the next due installment of Base Annual Rent due hereunder and thereafter, without further notice Tenant may continue such monthly offset until the Note has been fully paid, or (2) guarantee a loan in an amount necessary to enable Landlord to meet the aforementioned obligation, provided, however that the amount of such loan shall not exceed the Base Annual rent due over the succeeding twelve months. If Landlord fails to make any payment or meet any obligation under such guaranteed loan and as a result Tenant is required to expend any amount on Landlord's behalf in accordance with its obligations under such guarantee, Tenant may offset such expenditure together with interest thereon at the rate set forth in Section 3.04 (but without late charges and penalties as set forth in 3.04(y)) against the next due monthly installment of Base Annual Rent due hereunder and thereafter, without further notice Tenant may continue such monthly offset until such expenditure and interest has been fully paid.

      The proceeds of any loan made by Tenant pursuant to (1) or any loan guaranteed by Tenant pursuant to (2) shall be held by Tenant and shall be applied to the payment of the cost of Landlord's performance of its obligations from time to time as the performance progresses, in installments equal to the cost of work completed and materials furnished in accordance with the provisions of Section 13.02 and 13.03(b), (c), and (d). At the time of each takedown of funds, Landlord or if Landlord is a partnership or a corporation, by a general partner or a senior executive officer, of Landlord, as the case may be, shall prepare and make available to Tenant such documentation as Tenant may require setting forth the following:

            (i) that the sum then requested represents the amount that either has been paid by Landlord or is then due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials and the amounts so paid or due to each of the said persons in respect thereof, and that no part of such expenditures has been or is being made the basis of any previous or then pending request for the takedown of loan proceeds or has been made out of loan proceeds; and

            (ii) that the cost, as reasonably estimated by Landlord, required to complete the aforesaid performance does not exceed the aggregate amount of the loan remaining in Tenant's hands after payment of the sum required.

      Upon compliance with the foregoing provisions of this Section, Tenant shall pay or cause to be paid out of such loan proceeds to Landlord or the persons referred to in clause (i) above, the respective amounts which Landlord has documented is due to them. If after fully performing all obligations required of Landlord there are excess funds remaining with Tenant, Tenant shall
(x) retain such funds if the loan was procured by Tenant and the amount of the loan made to Landlord will be reduced by the amount Tenant so retains or (y) if Tenant has guaranteed such loan, Tenant shall remit such excess funds to Landlord, provided, however, if Tenant is required to expend any amount on Landlord's behalf in accordance with Tenant's obligation under the guarantee, Tenant may retain such excess funds to the extent required to repay or reduce the Landlord's obligations to repay the amount of such expenditure together with interest thereon.

      (b) If, within 60 days of Tenant's notice as set forth in subsection (a) or within a reasonable period following the making or guarantying of the loan referred to in paragraph (a) hereof (or a shorter period as may be required in the event of an emergency), Landlord fails to take any action to satisfy Landlord's obligation required to be performed by Landlord pursuant to the Lease or fails diligently to proceed to satisfy such obligations, then Tenant may, at such time, or thereafter, so long as Landlord continues to fail to take action to satisfy its obligations hereunder, but shall not be obligated to, perform Landlord's obligation and demand from Landlord repayment of the cost thereof as if the loan hereinabove described had been made. Landlord's failure to make such payments to Tenant shall entitle Tenant to offset such amounts against next due rent payments in the manner set forth in subsection (a).

      (c) Tenant's failure to procure the loan hereinabove described shall not be a default pursuant to this Lease.

                                   ARTICLE 39

                          Tenant's Financial Statements

      Section 39.01. Throughout the Term whenever requested by a Superior Mortgagee or by a proposed Superior Mortgagee, provided Landlord executes and delivers to Tenant a confidentiality agreement, substantially in the form annexed hereto as Exhibit D, Tenant shall cause to be prepared and timely delivered, but no more than twice a year, to such Superior Mortgagee or proposed Superior Mortgagee:

            (A) Annual consolidated financial statements (balance sheets and profit and loss statements) of Tenant, in comparative form certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and certified by the chief financial officer of Tenant; and

            (2) Such other information regarding the financial condition of Tenant as may be reasonably requested.

      Section 39.02. Each financial statement of Tenant shall be accompanied by a certificate of its chief financial officer that (a) he has reviewed this Lease and has no knowledge of any default hereunder or of any condition or event which, with notice or lapse of time or both, would constitute a default hereunder (or, if any such default, condition or event shall exist, the nature and period of existence thereof and the action to be taken by Tenant with respect thereto), and (b) no material adverse change in the business, condition (financial or otherwise), operations or prospects of Tenant or its affiliates has occurred during the period covered by such statement and through the date of such certification.

      Section 39.03. Throughout the Term, Tenant shall on the first day of each Lease Year deliver to Landlord a certificate of Tenant's chief financial officer containing the certification required by Section 39.02. In lieu of delivering such certificate to Landlord, Tenant may at its sole election make available to Landlord at Landlord's office and at reasonable times, Tenant's audited financial statements as described in Section 39.01; provided that Landlord executes a confidentiality agreement substantially in the form attached hereto as Exhibit "D".

                                   ARTICLE 40

                                  Building Name

      Section 40.01. Tenant shall have the right to designate the name of the Building and to thereafter change such designation from time to time as may be reasonable. Tenant hereby consents to the use of such name by Landlord in such advertising or promotional materials as Landlord determines provided, however, all such advertising and promotional materials shall be subject to Tenant's prior approval. In the event that Tenant does not designate a name for the Building within six (6) months of the execution of this Lease, Tenant shall be deemed to have initially chosen the name "Gramercy Court".

      Section 40.02. Tenant at Tenant's sole cost and expense, shall be entitled to erect on the facade of the Building identifying signs subject to:

            (a) submission of plans and specifications to Landlord which are reasonably satisfactory to Landlord;

            (b) the consent or acknowledgement of Landlord's architect which will not be unreasonably withheld or delayed that the proposed signs are in conformity with and complement the architectural integrity of the facade of the Building;

            (c) Tenant's procuring all necessary permits and licenses for the installation and maintenance of such signs;

            (d) The installation by Tenant of the signs shall be done in accordance with the provisions of Article 8 as if such work constituted a Structural Alteration.

            (e) On the Expiration Date, Tenant shall remove the signs and repair and restore the facade of the Building if necessary.

                                   ARTICLE 41

                              Sanitary Maintenance

      Section 41.01. In order to maintain the Demised Premises as a first class office building, Tenant shall at Tenant's expense and throughout the Term:

            (a) retain at the Demised Premises cleaning, carting, exterminating, window cleaning, janitorial and maintenance personnel sufficient to maintain the Demised Premises as a first class office building;

            (b) keep in full force and effect prepaid maintenance service contracts for the Building Equipment with contractors or maintenance personnel reasonably satisfactory to Landlord; and

            (c) maintain all public portions of the Demised Premises (including adjoining streets and sidewalks) clean and free from accumulated dirt, snow, ice and litter.

      Section 41.02 Landlord shall be responsible for painting, pointing, caulking windows, and cleaning the facade of the building. During the Base Term Tenant will upon request of Landlord (which request shall include contractor's receipts) reimburse Landlord for the painting and cleaning expenses incurred after Lease Year 10, but such reimbursement shall not exceed $200,000.

                                   ARTICLE 42

                               Syndication Rights

      Section 42.01. Promptly upon request by Landlord, Tenant will execute any amendments to the Lease and any additional documents provided by Landlord and deemed necessary by Landlord to facilitate a sale or syndication of all or part of the Demised Premises, provided such amendment to the Lease or additional documents will not cause Tenant in its reasonable judgment to incur any additional financial burden beyond that which is provided herein, except as to certain Impositions as are specifically provided for below and provided such amendment or additional document will not in Tenant's reasonable judgment materially or adversely increase Tenant's obligations or decrease Tenant's rights hereunder.

      Section 42.02. In the event (i) of a proposed transfer or sale of all or a portion of (A) the Demised Premises or (B) the entity which owns the Demised Premises, other than as described in Section 10.02 (a), (b), (c), (e) or (f) ("Sale"), and (ii) such Sale closes within two years from the Commencement Date, Landlord shall give Tenant notice of such Sale within fifteen (15) days after the related closing by delivering all material documents relating thereto (which Tenant shall keep confidential in the manner provided in Exhibit "D") Tenant shall thereafter have twenty (20) days from the giving of such notice to advise Landlord whether Tenant elects to be bound by the provisions of Section 42.03 as set forth below.

      Tenant's failure to timely give such notice shall be deemed Tenant's irrevocable determination that Section 42.03 shall be of no force and effect with respect to such Sale (but will not effect Tenant's right to invoke Section
42.03 with respect to any subsequent Sale during such two year period).

      Section 42.03 Landlord shall reimburse Tenant during the balance of the Base Term (except as herein otherwise provided), within ten (10) days of Tenant's notification that Tenant has paid that portion of the real estate taxes, assessments, special assessments, special ad valorum levies or service charges (excluding interest, late charges and penalties) ("Real Estate Taxes") relating to the Demised Premises attributable to an increased assessed valuation resulting directly from such Sale. Such reimbursement ("Initial Landlord Contribution") shall be determined by multiplying the Real Estate Taxes that would be due if the Demised Premises were fully assessed to include the increase valuation attributable to such Sale by the tax rate in effect during the fiscal year in which such Sale is first reflected in the assessed value of the Demised Premises ("Fiscal Year") by a fraction ("Landlord's Rate") of which the numerator is the difference between the Sale price and $70 million and the denominator is the Sale price. If the Initial Landlord Contribution includes any amounts due as special assessments or special charges then the Initial Landlord Contribution shall be reduced by the applicable portion payable by Landlord of the special assessment or special charge when the special assessment or special charge has been fully paid to the taxing authority.

      For so long as the assessed valuation of the Demised Premises exceeds that amount determined by multiplying $70 million by the Equalization Rate in effect in the Fiscal Year then in the event of an increase in the assessed valuation of the Demised Premises for any reason other than a Sale during the first two years subsequent to the Commencement Date, and/or there is an increase in the applicable tax rate during such period ("Subsequent Event"), the Initial Landlord Contribution from and after such date shall be adjusted to equal to the lesser of (x) the previous Initial Landlord's Contribution and (y) the amount determined by multiplying the product of the Landlord's Rate and the assessed valuation following the Subsequent Event by the then effective tax rate.

      Any payment to be made by Landlord or Tenant hereunder, as the case may be, shall be made in the proportions provided herein, of the actual Real Estate Taxes paid, thereby permitting the participation of the paying party in the related benefit of any applicable deferment which may affect the amount of Real Estate Taxes due from time to time.

      In the event Tenant elects this Section 42.03, Landlord shall at all times have the right at Landlord's sole cost and expense to institute certiorari or other appropriate proceedings in an attempt to reduce the assessed valuation of the Demised Premises. Notwithstanding Article 6 hereof Landlord shall have the right for each Fiscal Year in which Landlord is required to make the Initial Landlord Contribution to institute, maintain and settle all certiorari or other proceedings; provided, however, that Landlord shall allow Tenant to participate in all such proceedings and Landlord shall not settle any such proceedings without first receiving Tenant's approval, which will not be unreasonably withheld or delayed and further provided if there is any dispute with regard to settlement, the determination shall be submitted to Arbitration. If there is a reduction in the assessed valuation, as a result of the foregoing, or otherwise, or the applicable tax rate, which results in Real Estate Taxes in an amount less than the Real Estate Taxes due prior to such change in assessed valuation or tax rate, then the difference, between the prior Real Estate Taxes and the actual Real Estate Taxes due following the Subsequent Event shall be subtracted from the Initial Landlord Contribution. If a certiorari or similar proceeding related to the assessed valuation resulting from a Sale results in a reduction in Real Estate Taxes below Real Estate Taxes calculated as if the assessed valuation were $70,000,000 and the Equalization Rate and Tax Rate were equal to that in effect in the Fiscal Year in which the Initial Landlord Contribution was made ("Base Amount"), Landlord a) shall have no further obligation to make Initial Landlord Contributions to Tenant and b) Landlord shall receive from Tenant that amount determined by subtracting the then applicable Real Estate Taxes from Base Amount, and, except as hereinafter provided shall thereafter be paid throughout the Term at the time such amounts are paid to the appropriate taxing authority.

      It is hereby expressly agreed that if there has been a reduction in Real Estate Taxes, as described in the preceding paragraph, and subsequently as a result of events or governmental actions, Real Estate Taxes are increased, Tenant shall nevertheless be required to make the payments to Landlord as set forth in the preceeding paragraph. Notwithstanding the foregoing, to the extent due to reassessments of the Demised Premises, the assessed valuation is thereafter increased to an amount greater than the prior assessment but less than the assessed valuation resulting from applying the then Equalization Rate to $70,000,000, the Tenant's obligation to pay Landlord as provided in the preceding paragraph will be correspondingly reduced. Tenant shall have no further obligation to make payments to Landlord as herein provided from and after the time that such assessed valuation equals the assessed valuation resulting from applying the then Equalization rate to $70,000,000. Any dispute regarding the apportionment of the related benefits described in this paragraph shall be resolved by arbitration as provided in the Lease.

      All payments made by Tenant to Landlord pursuant to this Article shall constitute Additional Payments.

                                   ARTICLE 43

                                   Definitions

      Section 42.01 For the purposes of this Lease, the following terms have the meanings indicated:

            (a) "Additional Rent" shall have the meaning as set forth in Article 3 hereof.

            (b) "Additional Payment" shall have the meaning as set forth in
      Article 3 hereof.

            (c) "Alterations" shall have the meaning as set forth in Article 8 hereof.

            (d) The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

            (e) "Base Term" shall have the meaning as set forth in Article 2 hereof.

            (f) "Base Annual Rent" shall have the meaning as set forth in
      Article 3 hereof.

            (g) "Best" shall have the meaning as set forth in Article 12 hereof.

            (h) Purposely omitted.

            (i) "Building" shall have the meaning as set forth in Article 1 hereof.

            (j) "Brokers" shall have the meaning as set forth in Article 20 hereof.

            (k) "Building Equipment" means all machinery, apparatus, equipment, personal property, fixtures and systems of every kind and nature whatsoever now or hereafter attached to or used in connection with the operation or maintenance of the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning, elevator and escalator systems, apparatus and equipment and any and all renewals and replacements of any thereof (this inclusion shall in no way effect the respective repair and maintenance obligations of Landlord and Tenant as set forth in this Lease); but excluding, however, (i) Tenant's Property, (ii) property of contractors servicing the Building and (iii) improvements for water, gas, steam and electricity and other similar equipment owned by any public utility company or any governmental agency or body.

            (l) "Commencement Date" shall have the meaning as set forth in
      Article 2 hereof.

            (m) "Completion Date" shall have the meaning as set forth in Article 5 hereof.

            (n) "Consent" means prior consent and approval and the consent by either party to any particular action shall not in any way be considered as relieving the other party from obtaining the express consent to any subsequent or further action.

            (o) "Construction Documents" shall have the meaning set forth in Exhibit C.

            (p) "Date of the Taking" shall have the meaning as set forth in
      Article 14 herein.

            (q) "Demised Premises" shall have the meaning as set forth in
      Article 1 hereof.

            (r) "Expiration Date" is 12 midnight on the last day of the Base Term, or if the Lease be renewed, the "Renewal Term, the option with respect to which has been exercised by Tenant.

            (s) "Force Majeure means any and all causes beyond Landlord's reasonable control, including delays caused by Tenant, governmental restriction, regulation or control, labor dispute, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, fire or other casualty.

            (t) "Full Term" shall have the meaning as set forth in Article 2 hereof.

            (u) The terms "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated.

            (v) "Holdover Expenses" shall have the meaning set forth in Article
      5.

            (w) "Impositions" shall have the meaning as set forth in Article 6 hereof.

            (x) "Include" and "including" shall be construed as if followed by the phrase "without being limited to."

            (y) Reference to Tenant being "in default hereunder," or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder.

            (z) "In full force and effect" when used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after notice, if any, required by this Lease), as would entitle Landlord in either such instance to terminate this Lease or to dispossess Tenant.

            (aa) "Initial Certificate of Occupancy" shall have the meaning set forth in Article 4 hereof.

            (bb) "Landlord" means only the owner at the time in question of the Demised Premises, so that in the event of any transfer or transfers of title to the Demised Premises or of Landlord's interest in a Lease of the Demised Premises, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

            (cc) "Latent Defects" shall have the meaning as set forth in Article 5 hereof.

            (dd) "Lease" shall mean this indenture of lease together with all exhibits and documents attached hereto.

            (ee) "Lease Year" shall have the meaning as set forth in Article 2 hereof.

            (ff) "Lease Year One" shall have the meaning as set forth in Article 2 hereof.

            (gg) "Lease Year Number" shall refer to the number of years which have elapsed following the first day of the Full Term and prior to the date of the event to which such reference to "Lease Year Number" is made herein.

            (hh) "Obligations of this Lease" and words of like import, shall mean the covenants to pay Rent and all of the other terms of this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

            (ii) "the 180th day" shall have the meaning as set forth in Article 7 hereof.

            (jj) "Premises" shall have the meaning as set forth in Article 1 hereof.

            (kk) "Renewal Lease Year" means a twelve month period of time occurring within a Renewal Term (e.g. Renewal Lease Year One is the first year of any Renewal Term).

            (ll) "Renewal Lease Year One" means the first Lease Year of each Renewal Term.

            (mm) "Renewal Term" or "Renewal Terms" shall have the same meaning as set forth in Article 7 hereof.

            (nn) "Rent" shall have the meaning as set forth in Article 3 hereof.

            (oo) "Restoration" shall have the meaning as set forth in Article 13 hereof.

            (pp) "Short Term" shall have the meaning as set forth in Article 2 hereof.

            (qq) "Structural" shall have the meaning as set forth in Article 11 hereof.

            (rr) "Structural Alterations" shall have the meaning as SCL forth in
      Article 8 hereof.

            (ss) "Successor Landlord" shall have the meaning as set forth in
      Article 27 hereof.

            (tt) "Superior Mortgage" shall have the meaning as set forth in
      Article 27 hereof.

            (uu) "Superior Mortgagee" shall have the meaning as set forth in
      Article 27 hereof.

            (vv) "Tenant" means the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be performed, paid and observed by Tenant under this Lease.

            (ww) "Tenant's Architect" is Hellmuth, Obata, Kassabaum, P.C. or such other person designated by Tenant and licensed to practice architecture in the State of New York.

            (xx) "Tenant's Construction Consultant" is Hunter and Partner or such person designated by Tenant who shall have been engaged in the construction business in the Borough of Manhattan for at least the preceding five years. If such person is a partnership or corporation such person may only act through a general partner or corporate officer.

            (yy) "Tenant hereby indemnifies Landlord against liability" and "Landlord hereby indemnifies Tenant against liability" and words of similar import shall mean that the indemnifying party hereby agrees to and hereby does indemnify, hold and save the indemnified party and its agents (and in each case where Landlord is the indemnified party, the Superior Mortgagee) and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed), harmless from and against any and all cost, liability, claim, damage, fine, penalty and expense, including reasonable attorneys' fees and disbursements, but the same shall not be construed as indemnifying any of the foregoing named persons against its or their own negligence.

            (zz) "Tenant's obligations hereunder," and words of like import, and "Landlord's obligations hereunder," and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations and words of like import shall be construed as "performance and observance". Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

            (aaa) "Tenant's Property" shall have the meaning as set forth in
      Article 9 hereof.

            (bbb) "Tenant's Punch List" shall have the meaning as set forth in
      Article 5 hereof.


            (ccc) "Tenant's Optional Work" shall have the meaning as set forth in Article 5 hereof.


            (ddd) "Term" means Base Term and Renewal Term(s), but only those Renewal Terms, the option with respect to which has been exercised by Tenant.

            (eee) "Trustee" means an insurance company, bank or trust company with a principal office in the Borough of Manhattan and having capital in excess of $250,000,000.

            (fff) All words or phrases defined within a Section shall have the same meaning throughout this Lease.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.



                                    LANDLORD:



Witness:


/s/ [ILLEGIBLE]                         /s/ Peter Catalano
------------------------                -----------------------------
                                                  Peter Catalano


                                        /s/ Michael Kornblum
                                        -----------------------------
                                                 Michael Kornblum


                                    TENANT: Young & Rubicam Inc.

Witness:


/s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
-------------------------               ------------------------

STATE OF NEW YORK )
                        ) ss.:
COUNTY OF NEW YORK      )


        On this 12th day of July, 1984, before me personally came  , to me
known,       who being by me duly sworn, did say that he has  an office at 285
Madison Avenue, New York, NY, that he is of Young & Rubicam Inc., the corporation described in and which executed the foregoing instrument as Tenant; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereby by like order.


                                     /s/ Peter Farranto
                                    ---------------------------
                                          Notary Public

                                          PETER C. FARRANTO
                                   Notary Public, State of New York
                                             No. 4803539
                                     Qualified in New York County
                                   Commission Expires March 30, 1986


STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

        On this 12th day of July, 1984, before me personally came Peter Catalano, to me known and known to me to be the individual described in and who, as Landlord, executed the foregoing instrument and acknowledged to me that he executed the same.

                                     /s/ Peter Farranto
                                    ---------------------------
                                          Notary Public

                                          PETER C. FARRANTO
                                   Notary Public, State of New York
                                             No. 4803539
                                     Qualified in New York County
                                   Commission Expires March 30, 1986

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


        On this 12th day of July, 1984, before me personally came Michael Kornblum, to me know and known to me to be the individual described in and who, as Landlord, executed the foregoing instrument and acknowledged to me that he executed the same.


                                     /s/ Peter Farranto
                                    ---------------------------
                                          Notary Public

                                          PETER C. FARRANTO
                                   Notary Public, State of New York
                                             No. 4803539
                                     Qualified in New York County
                                   Commission Expires March 30, 1986

                      FIRST AMENDMENT TO INDENTURE OF LEASE

            THIS AMENDMENT made as of the 15 day of November, 1984 by and between GRAMERCY COURT ASSOCIATES (hereinafter referred to as "Landlord") and YOUNG & RUBICAM INC. (hereinafter referred to as "Tenant").

                               W I T N S S E T H:

            WHEREAS, Peter Catalano and Michael Kornblum, as Landlord, and Tenant, as tenant, entered into an Indenture of Lease dated July 12, 1984 (hereinafter referred to as "Lease") whereby Landlord let to Tenant the premises situated at 230 Park Avenue South in the City of New York, State of New York which premises are more particularly described in the Lease; and

            WHEREAS, by Assiqnment dated September 24, 1984, Peter Catalano and Michael Kornblum assigned all their right, title and interest in the Lease to Landlord; and

      WHEREAS, Landlord and Tenant now desire to amend the Lease as follows:

      NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, Landlord and Tenant hereby agree as follows:

      1. Section 2.03 of the Lease is hereby amended to read as follows:

      "Lease Year One" shall be deemed the first year of the Full Term and shall commence on the first day of the Full Term and shall end on the last day of that month determined by subtracting the number of months between the Commencement Date and the commencement of the Full Term from the following:

            (a) fifteen (15) months, if the Commencement Date is on or prior to October 1, 1985,


            (b) fourteen (14) months plus the number of days by which the Commencement Date precedes November 1, 1985, if the Commencement Date is subsequent to October 1, 1985 but prior to November 1, 1985,


            (c) fourteen (14) months, if the Commencement Date is November 1, 1985 or November 2, 1985,

            (d) fourteen (14) months less one half the number of days (rounded down to the nearest whole day) between the Commencement Date and November 1, 1985, if the Commencement Date occurs after November 2, 1985, but prior to January 1, 1986.

            (e) thirteen (13) months if the Commencement Date occurs on or after January 1, 1986.

      The term "Lease Year" shall refer to each year of the term including Lease Year One. Each succeeding Lease Year, after Lease Year One, shall run for the successive twelve month period from the expiration of the preceding Lease Year, except the last Lease Year shall end on the Expiration Date.

      2. The second sentence of Section 5.10 of the Lease is hereby amended to read as follows:

            As used herein 'Holdover Expenses' shall mean one half of those actual expenses (including reasonable attorney's fees) of Tenant (or Tenant's subsidiaries) incurred because Tenant (or Tenant's subsidiaries) held over beyond the expiration of a lease term (expiring on or after October 31, 1985) above and beyond the expenses had such lease term not expired, but shall not include incidental damages, loss of income, loss of business or similar damages.

      3. Section 5.11 of the Lease is hereby amended by inserting "$62,500" in lieu of "$125,000" in the second, fourth, fifth, seventh, thirteenth and fourteenth lines thereof.

      4. Intentionally omitted.

      5. Section II D.7 of Exhibit "C" to the Lease is hereby amended by inserting "October 31, 1984" in lieu of "October 1, 1984" in the first line thereof.

      6. Section II D. 8 of Exhibit "C" to the Lease is hereby amended by deleting the last sentence thereof in its entirety and replacing it as follows:
"In the event Tenant's Construction Documents are not timely filed with the Building Department, any resulting delay shall be treated as a "delayed submission" as such term is defined in paragraph II E(2) hereof."

      7. Exhibit "C" to the Lease is hereby amended by adding the following
Section II D.15:

            15. Submission of Tenant's Revised Construction Documents

            On or before November 16, 1984, Tenant shall furnish to Landlord Tenant's Construction Documents and Tenant's Interior Decoration Documents with all architectural and engineering details of such revisions as may be required to incorporate change orders mutually agreed upon by Landlord and Tenant prior to November 16, 1984 which Tenant requires to reduce the Budget Estimate submitted by Landlord to Tenant by letter dated October 11, 1984 and which documents shall be stamped "For Construction."

      8. Section II E. 2a. of Exhibit "C" to the Lease is hereby amended to read as follows:

            In the event all or a portion of Tenant's Construction Documents or resubmissions of Construction Documents are not submitted in completed form by the respective dates ("Due Dates") set forth in
            Section II D hereof (hereinafter referred to as "delayed submissions"), the date of Substantial Completion of the floor(s) relating to such late construction documents shall be determined by subtracting the number of days of delay in Substantial Completion resulting from such delayed submissions, from the date of actual completion of the related floor(s), provided, however, in no event shall the date of Substantial Completion be deemed to occur prior to October 1, 1985 for the purposes of this paragraph.

      9. Sections II E 2b, II E 2c, II E 2d and II E 2f of Exhibit "C" to the Lease are hereby deleted.

      10. Section II E 2e of Exhibit "C" to the Lease is hereby renumbered
Section II E 2b.

      11. Section II E. of Exhibit "C" to the Lease is amended by adding thereto the following:

            6. Emergency Meetings to Resolve Delays.

                  If Tenant, pursuant to any provision of this Letter, has not responded to requests, submissions or demands by Landlord within the specified response time, Landlord may request a meeting with John Cooper, Esq., or an Executive Officer of Tenant of equivalent authority of Tenant, and Mr. Cooper or such other designated officer shall attend such meeting. Such meeting shall occur within two (2) calendar days of notice by Landlord to Tenant and any delay in the occurence of such meeting beyond such period shall be considered a delaying item.

      12. The parties hereto acknowledge that this amendment is subject to the acceptance and approval by Manufacturers Hanover Trust Company which approval Landlord agrees to use its best efforts to obtain as promptly as practical.

      13. Except as hereby expressly amended and modified, the terms and provisions of the Lease shall remain in full force and effect and are hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

                                            GRAMERCY COURT ASSOCIATES

                                            By:
                                               -------------------------
                                                     Peter Catalano


                                            By: /s/ Michael Kornblum
                                                ------------------------
                                                     Michael Kornblum

                                            YOUNG & RUBICAM INC.


                                            By: /s/ [ILLEGIBLE]
                                               -------------------------

ACCEPTED AND APPROVED:

MANUFACTURERS HANOVER TRUST COMPANY


By: /s/ [[ILLEGIBLE]]
    ----------------------------

              AGREEMENT AND SECOND AMENDMENT TO INDENTURE OF LEASE

      THIS AGREEMENT AND SECOND AMENDMENT TO INDENTURE OF LEASE made as of the 31st day of July, 1985 by and between GRAMERCY COURT ASSOCIATES (hereinafter referred to as "Landlord") and YOUNG & RUBICAM INC. (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

      WHEREAS, Peter Catalano and Michael Kornblum, as landlord, and Tenant, as tenant, entered into an Indenture of Lease (the "Indenture of Lease") dated July 12, 1984 whereby the premises situated at 230 Park Avenue South in the City of New York, State of New York, which premises are more particularly described in the Indenture of Lease (the "Premises"), were let to Tenant;

      WHEREAS, by Assignment dated September 24, 1984, Peter Catalano and Michael Kornblum assigned all of their right, title and interest in the Indenture of Lease to Landlord;

      WHEREAS, by Amendment dated November 15, 1984 between Landlord and Tenant, the Indenture of Lease was amended (the Indenture of Lease as so amended being hereinafter to as the "Lease");

      WHEREAS, Peter Catalano and Michael Kornblum have separately agreed with Tenant pursuant to a letter agreement dated July 12, 1984 (the "July Letter Agreement") as to certain matters including the obligations of Messrs. Catalano and Kornblum to pay $3,500,000 to Tenant upon certain conditions (the "$3,500,000 Payment") and, in connection with such obligation to make the $3,500,000 Payment, to take out a Letter of Credit in the amount of $3,500,000 (the "Letter of Credit");

      WHEREAS, Landlord has agreed with Tenant pursuant to a Letter Agreement dated November 15, 1984 (the "November Letter Agreement") as to certain additional matters pertaining to the Lease and the Premises;

      WHEREAS, by letter dated April 30, 1985 (the "Commitment Letter") Connecticut General Life Insurance Company (the "Lender") has agreed to lend to the Landlord the sum of $59,000,000 (the "Loan") upon the condition that certain modifications be made in the Lease and upon such other terms and conditions as are set forth in the Commitment Letter;


      NOW THEREFORE, in order to induce the Lender to make the Loan, which the parties agree is in their mutual interests, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


      1. $3,500,000 Payment. Tenant acknowledges that $3,500,000 Payment is solely the personal obligation of Peter Catalano and Michael Kornblum which obligation as set forth in the July Letter Agreement is hereby ratified and affirmed. In the event Tenant fails to receive all or any portion of the

$3,500,000 Payment when due, Tenant shall nonetheless continue to be obligated to make all payments under the Lease to the full extent set forth therein and Tenant (i) shall not assert any breach or default in the $3,500,000 Payment as a defense to its failure to perform any of its obligations (including, but not limited to, its obligation to pay rent) under the Lease, and (ii) shall not make any claims arising out of such $3,500,000 Payment against the Lender (in the Lender's capacity either as lender or as owner of the Premises by acceptance of a deed in lieu of foreclosure or otherwise). Nothing set forth herein shall preclude Tenant from drawing upon the Letter of Credit in the event all or any portion of the $3,500,000 Payment is not paid when due.

      2. The Lease is hereby amended as follows:

            2.1 Subordination. Paragraph (b) of Section 27.01 of the Lease is hereby amended by deleting the phrase "So long as Tenant has complied with all the terms and provisions of this Lease and is not in default under any terms, covenants or conditions of this Lease" and substituting therefor the phrase "So long as this Lease has not been terminated".

            2.2 Assignment and Subletting. Section 26.04 of the Lease is hereby amended by adding the following sentence at the end thereof:

            "Notwithstanding anything to the contrary set forth in this Section 26.04, there shall not be any assignment or sublease of all or any portion of the Demised Premises from Tenant to Landlord without the prior written consent of any holder of any Superior Mortgage, provided, however, that the failure or refusal of the Superior Mortgagee to consent within the same time period that Landlord has to respond to Tenant shall be deemed a rejection of such request. If the Superior Mortgagee refuses the request (whether affirmatively or by inaction) Landlord shall be deemed to have forever waived its rights under this Section.

                  2.3 Tenant's Right of First Offer. Section 10.02 is hereby amended to add an additional sub-paragraph (g) at the end thereof to read as follows:

                  "(g) A sale or transfer to an entity which is controlled by, controls, or is under common control with the seller or transferor if the sale or transfer takes place after foreclosure of a Superior Mortgage or acceptance of a deed in lieu of such foreclosure and if the seller or transferor was the holder of the Superior Mortgage or is an entity which is controlled by, controls or is under common control with such holder."

                  2.4 Insurance. Section 12.03 of the Lease is hereby amended by deleting the reference to "`Best' ratings of not less than A" and substituting a reference to "`Best' ratings of not less than A+: XV".

            3. Other Lease Provisions. The Lease except as expressly amended hereby, shall remain in full force and effect as on the date hereof.

            4. Termination of Tenancy of C.U. Graphics Centers, Inc. Landlord and Tenant acknowledge that the tenancy of C.U. Graphics Centers, Inc. and the lease dated December 20, 1978 between LaSalle Industries, Inc. and C.U. Graphics Centers, Inc., which was assigned to Landlord by LaSalle Industries, Inc. by Assignment dated September 25, 1984 have both been terminated and, accordingly, paragraph IV of the November Letter Agreement is of no further force and effect.

            5. Acceptance of the Construction Lender and the Lender. The parties do agree to and acknowledge this Agreement and Second Amendment of Indenture of Lease subject to the acceptance and approval of Manufacturers Hanover Trust Company, the construction lender, and the Lender, which approvals Landlord agrees to use its best efforts to obtain as promptly as practicable.

            IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

                                            GRAMERCY COURT ASSOCIATES

                                            By: /s/ Peter Catalano
                                               -------------------------
                                                     Peter Catalano


                                            By: /s/ Michael Kornblum
                                                ------------------------
                                                     Michael Kornblum

                                            YOUNG & RUBICAM INC.


                                            By: /s/ [ILLEGIBLE]
                                               -------------------------

ACCEPTED AND APPROVED:

MANUFACTURERS HANOVER TRUST COMPANY


By: /s/ Susan V. Adelman, AVP                      Date: July 31, 1985
-----------------------------                      -------------------

CONNECTICUT GENERAL LIFE INSURANCE COMPANY.

By: /s/ [ILLEGIBLE]                                 Date: 7/31/85
-----------------------------                      -------------------

                                          We affirm our obligation to
                                          Young & Rubicam Inc. pursuant
                                          to Section 1 hereof

                                          /s/ Peter Catalano
                                          -------------------------
                                                 Peter Catalano


                                          /s/ Michael Kornblum
                                          ------------------------
                                                 Michael Kornblum

0063C

                              YOUNG & RUBICAM INC.
                               285 Madison Avenue
                            New York, New York 10017

                                                               December 12, 1985

Messrs. Peter Catalano and
  Michael Kornblum
Gramercy Court Associates
24 East 21st Street
New York, New York  10010

Gentlemen:

      Reference is made to (i) that certain Indenture of Lease (the "Indenture of Lease") dated July 12, 1984 between Michael Kornblum ("Kornblum") and Peter Catalano ("Catalano") as Landlord and Young & Rubicam, Inc. ("Young & Rubicam") as Tenant which Lease was assigned by Kornblum and Catalano to Gramercy Court Associates ("GCA") by assignment dated September 24, 1984, and amended by the First Amendment of Lease dated November 15, 1984 (the "First Amendment") and the Agreement and Second Amendment of Lease dated July 31, 1985 (the "Second Amendment") and (ii) a letter agreement dated July 12, 1984 between Kornblum, Catalano and Young & Rubicam (the "July Letter Agreement") and a letter agreement between GCA and Young & Rubicam dated November 15, 1984 (the "November Letter Agreement"). The Indenture of Lease as amended by the First Amendment and Second Amendment is hereinafter referred to as the Lease.

      This document may be referred to as the THIRD AMENDMENT TO THE INDENTURE OF LEASE.

      This will confirm the agreement between Young & Rubicam and GCA, Kornblum and Catalano as follows:

      1. Capitalized terms defined in the Lease and not otherwise defined herein shall have the same meanings when used herein.

      2. Young & Rubicam and GCA agree to amend and the Lease is hereby amended as follows:

            (a) Section 2.01 of the Lease (as heretofore amended) is hereby amended to read in its entirety as follows:

      "Section 2.01. The "Full Term" of the Lease shall commence on December 12, 1985 and shall end on midnight on January 22, 2006, or on such earlier date upon which the term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. There shall be no "Short Term" of this Lease and the "Base Term" of this Lease shall mean the Full Term."


            (b) Section 2.02 of the Lease is hereby amended by adding the following sentence at the end of such Section.

      "The parties hereto acknowledge that the "Commencment Date" is December 12, 1985."


            (c) The first sentence of Section 2.03 of the Lease is hereby deleted and the following sentence substituted therefor.


      "Lease Year One" shall commence on December 12, 1985 and end on January 22, 1987, unless this Lease shall otherwise expire or be cancelled or terminated in accordance with the terms hereof."

            (d) Paragraph (a) of Section 3.01 of the Lease (as heretofore amended) is hereof amended to read in its entirety as follows:

      (a) Base annual rent, as hereinafter set forth ("Base Annual Rent") in advance on the first day of each and every calendar month throughout the Term, except that the Base Annual Rent payable for the partial calendar month at the commencement of the Full Term shall be payable on the Commencement Date. The Base Annual Rent for Lease Year One and Lease Year Two (and the first 9 days of Lease Year Three which fall within January
      1988) are as follows:

      December 1985           $376,344.08
      January 1986            Free
      February 1986           $427,083.32
      March 1986              $291,666.67
      April 1986              $291,666.67
      May 1986                $291,666.67
      June 1986               $291 666.67
      July 1986               $291,666.67
      August 1986             $291,666.67
      September 1986          $291,666.67
      October 1986            $291,666.67
      November 1986           $291,666.67
      December 1986           $291,666.67
      January 1987            $297,594.07
      February 1987           $312,083.34

      March 1987              $603,750.00
      April 1987              $603,750.00
      May 1987                $603,750.00
      June 1987               $603,750.00
      July 1987               $603,750.00
      August 1987             $603,750.00
      September 1987          $603,750.00
      October 1987            $603,750.00
      November 1987           $603,750.00
      December 1987           $603,750.00
      January 1988            $609,884.86

      The Base Annual Rent for Lease Year Three (which commences on January 23, 1988 and ends on January 22, 1989) shall be Seven Million Four Hundred Ninety Eight Thousand Five Hundred Seventy Five Dollars ($7,498,575.00). Thereafter, for each successive Lease Year of the Full Term, the Base Annual Rent shall be increased by three and one-half (3.5%) percent over the preceding Lease Year's Base Annual Rent (i.e., the Base Annual Rent for Lease Year Four shall be determined by multiplying $7,498,575 by 1.035; the product shall be the multiplicand In determining the Base Annual Rent for Lease Year Five). The Base Annual Rent payable for each full calendar month within each Lease Year commencing with Lease Year Three shall be one-twelfth of the Base Annual Rent for such Lease Year; and the Base Annual Rent for each month of January within the Full Term shall be the sum of (a) 22/31 of one-twelfth of the Base Annual Rent of the Lease Year ending and (b) 9/31 of one-twelfth of the Base Annual Rent of the Lease Year commencing."

            (e) Section 3.01 of the Lease, as amended by the preceding paragraph
(d) is further amended by adding at the end thereof a new paragraph (c), as follows:

      (c) In the event Tenant defaults under any provision of this Lease and such default is not cured after notice, if required, and the lapse of applicable grace periods, the Base Annual Rent payable for the month of January 1986 through December 1986 shall be increased to $583,333,33, the Base Annual Rent payable for the month of January 1987 shall be increased to $589,260.74 and the Base Annual Rent payable for the month of February 1987 shall be increased to $603,750."

            (f) Section 14.02 of the Lease is hereby amended by deleting the paranthetical clause "(but limited to interest related to one month's payment)". Tenant hereby acknowledges that it is familiar with the interest accrual provision of the five year mortgage Loan (with an optional five-year extension) which Connecticut General Life Insurance Co. is making to Landlord.

            3. The Second Amendment is hereby amended by deleting Section 1 thereof.

            4. The July Letter Agreement is hereby superseded and shall be void and of no further force and effect.

            5. The November Letter Agreement is hereby amended by deleting
Article II thereof.

            6. Except as expressly amended hereby the Lease and the November Letter Agreement shall remain in full force and effect.

            7. Young & Rubicam hereby consents to the purchase of a 49.9% partnership interest in GCA by Gramrock Associates a New York Limited Partnership, and confirms that such purchase and subsequent transfers between the partners of GCA will not give rise to Tenant's right of first offer under
Article X of the Lease; so long as the transfer is between Peter J. Catalano and Michael Kornblum (or their permitted assigns pursuant to Article X) and Gramrock Associates, so long as the general partners and substantially all of its limited partners are partners of Lazard Freres & Co. or members of their immediate families, or an entity similarly controlled by or under common control with Lazard Freres & Co.

            8. This letter agreement shall be binding upon the successor and assigns of the parties hereto.

            Please indicate your agreement to and acceptance of the provisions hereof by signing this letter agreement in the space provided below. This letter agreement shall not be effective until approved by Manufacturers Hanover Trust Company and Connecticut General Life Insurance Company and shall be void and of no further force and effect if not so accepted and approved within 60 days from the date hereof.

                                Very truly yours

                                YOUNG & RUBICAM INC.


                                By: [[ILLEGIBLE]]
                                   -----------------------

Agreed and Accepted:

GRAMERCY COURT ASSOCIATES



By: /s/ [[ILLEGIBLE]]
   -------------------------



By: /s/ Michael Kornblum
   -------------------------
        MICHAEL KORNBLUM


By: /s/ Peter J. Catalano
   -------------------------
         PETER J. CATALANO


Approved:

MANUFACTURERS HANOVER TRUST COMPANY                   Date: 12/17/89
                                                            ---------------


By: /s/ Susan V. Adelman
  ---------------------------------
  Thomas P. Mahoney, Vice President

  CONNECTICUT GENERAL LIFE
    INSURANCE COMPANY                                 Date:
                                                            ---------------
  By CIGNA Capital Advisors, Inc.


By:/s/ Thomas P. Mahoney
  ---------------------------------

  0151C

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

            On this 12 day of December, 1985, before me personally came Peter Catalano and Michael Kornblum, to me known, and known to me to be the general partners in Gramercy Court Associates, the firm described in and which executed the foregoing instrument, and Peter Catalano and Michael Kornblum acknowledge that they executed the foregoing instrument for and on behalf of such firm.


                                                        /s/ [ILLEGIBLE]
                                                       ----------------------
                                                            NOTARY PUBLIC

                                                       No. 4514918
                                                       Qualified NY County
                                                       Term Expires 3/30/87

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

            On the 12 day of December, 1985, before me personally came Michael Kornblum and Peter Catalano, to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they executed the same.

                                                        /s/ [ILLEGIBLE]
                                                       ----------------------
                                                            NOTARY PUBLIC

                                                       No. 4514918
                                                       Qualified NY County
                                                       Term Expires 3/30/87

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

           On this 17 day of December, 1985, before me personally came Susan Adelman, to me known, and known to me to be an Assistant Vice President of Manufacturers Hanover Trust Company, the corporation described in and which executed the foregoing instrument, and said Assistant Vice President acknowledges that she executed the foregoing instrument by order of the board of directors of said corporation.



                                                        /s/ Arthur Taffet
                                                       ----------------------
                                                            NOTARY PUBLIC



                                                         Arthur Taffet
                                                Notary Public, State of New York
                                                         No. 30-9274580
                                                  Qualified in Nassau County
                                               Commission Expires March 30, 1986

STATE OF Connecticut     )
                         ) SS.: Bloomfield
COUNTY OF Hartford       )

            On this 24th day of December, 1985 before me personally came Thomas
P. Mahoney, to me known, who, being by me duly sworn, did depose and say that he resides at Hartford County, that he is a Vice President of CIGNA CAPITAL ADVISERS, INC., the corporation described in and which executed the foregoing instrument on behalf of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, and that he signed his name thereto by order of the Board of Directors of said corporation.

                                              /s/ Barbara W. Hutchins
                                            ---------------------------
                                                    Notary Pubic
                                               Barbara W. Hutchins
                                               My commission expires 3/31/90

                                                        [SEAL]

                              Young & Rubicam Inc.
                               285 Madison Avenue
                            New York, New York 10017

                                                       November 12, 1987

Gramercy Court Associates
24 East 21th Street
New York, New York 10010

Gentlemen:

            Reference is made to (i) that certain indenture of lease (the "Indenture of Lease") dated July 12, 1984 between Michael Kornblum ("Kornblum") and Peter Catalano ("Catalano") as Landlord and Young & Rubicam Inc. ("Young & Rubicam") as Tenant which lease was assigned by Kornblum and Catalano to Gramercy Court Associates ("GCA") by assignment dated September 24, 1984, and amended by the first amendment of lease dated November 15, 1984 ("the first amendment") and the agreement and second amendment of lease dated July 31, 1985 ("the second amendment") and a third amendment of lease dated December 12, 1985 ("the third amendment"), (ii) a letter agreement dated July 12, 1984 between Kornblum, Catalano and Young & Rubicam (the "July letter agreement") and a letter agreement between GCA and Young & Rubicam dated November 15, 1984 ("the November letter agree-

Gramercy Court Associates
November 12, 1987
Page 2

ment") and iii) a letter agreement dated December 12, 1985 relating to construction disputes ("the Survival Letter"). All of the above are referred to collectively as "the Lease".

            This document may be referred to as the Fourth Amendment to the Indenture of Lease.

            This will confirm the agreement between Young & Rubicam and GCA as follows:

            1. Capitalized terms defined in the Lease and not otherwise defined herein shall have the same meanings when used herein.

            2. Young & Rubicam and GCA agree to amend the Lease and the Lease is hereby amended as follows:

            2.1 Section 1.02(c) is hereby amended by adding the following at the end thereof:

                  "Tenant hereby waives and surrenders any right it may have under the zoning resolution of the City of New York and any applicable statutes to consent to the mortgaging or sale of the development rights reserved by Landlord hereunder; provided, however, that nothing contained herein shall be deemed Tenant's acquiescence to the construction

Gramercy Court Associates
November 12, 1987
Page 3

                  of any buildings or improvements on the Demised Premises other than as set forth in this Lease."

            2.2 Section 10.02(b) is hereby deleted and replaced as follows:

                        "(b) is negotiating in good faith the delivery of a deed
                  to a Superior Mortgagee, or the designee of a Superior Mortgagee, which is an entity controlled by, which controls, or which is under common control with, the Superior Mortgagee, in lieu of foreclosure proceedings."

            2.3 A new section 10.05 is added as follows:

                  "10.05. In the event that Tenant acquires the Demised Premises pursuant to its exercise of its rights pursuant to Section
                  10.01 or otherwise, this Lease shall not be merged with the fee title to the Demised Premises and shall continue in full force and effect unless the Superior Mortgagee consents to such termination."

            2.4 A new Section 10.06 is added as follows:

                  "10.06. In the event that Tenant exercises its rights pursuant to Section 10.01 to acquire the

Gramercy Court Associates
November 12, 1987
Page 4

                  Demised Premises but does not close the purchase because Landlord does not deliver title as required by the contract of sale, such failure by the Landlord to deliver title shall not be an event of default under this Lease."

            2.5 A new Section 10.07 is hereby added as follows:

                  "10.07. As used in this Article 10 the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation, partnership, individual or other entity, whether through the ownership of voting securities, by contract, or otherwise."

            2.6 Section 13.04 is amended by inserting after the sixth sentence thereof the following sentences and deleting the seventh sentence:

                  "In the event that Landlord has elected not to Restore and Tenant has elected to have Landlord Restore then in such event Landlord shall deliver to Tenant its estimate of the approximate comple-

Gramercy Court Associates
November 12, 1987
Page 5

                  tion date of such Restoration within 45 days of Tenant's delivery of its election to have Landlord restore. Upon its receipt of Landlord's estimate Tenant shall have ten (10) days to elect to cancel this Lease. If Tenant does not affirmatively and timely elect to cancel within such ten (10) day period Tenant shall be deemed to have waived its right to cancel and Landlord must Substantially Complete such Restoration within six (6) months following Landlord's estimated date of completion of Restoration. In the event Landlord fails to Substantially Complete the Restoration of the Demised Premises by the expiration of the applicable period after the approximate date of completion as set forth in the sixth or ninth sentences of this Section, as the case may be, (plus an additional three (3) months if the delay is caused by Force Majeure), Tenant may thereafter upon thirty
                  (30) days notice elect to cancel this Lease, but if the Demised Premises are Substantially Complete at the expiration of such thirty (30) day period, this Lease shall continue until the end of the Term."

Gramercy Court Associates
November 12, 1987
Page 6

            2.7 Section 13.04 is further amended by inserting the following phrase:

                  ", or be required to Restore,"

between the words "Restore" and "Landlord" in the first sentence of the second paragraph.

            2.8 Section 13.06 of the lease is hereby amended by changing paragraph (a) thereof to read as follows:

                  "(a). Landlord may elect either to Restore the Demised Premises or to cancel this Lease on at least thirty (30) days' notice, given within sixty (60) days after such damage. Landlord's failure to send notice of its election either to Restore or not to Restore shall be deemed Landlord's election not to Restore. If Landlord elects so to cancel this Lease, this Lease and any and all renewal rights hereunder shall come to an end on the date specified in such notice and Landlord further agrees that it shall not for six months from the casualty relet the Premises, provided, however, Tenant may within fifteen (15) days of such notice of cancellation from Landlord so long as it simultaneously exercises the next

Gramercy Court Associates
November 12, 1987
Page 7

                  available renewal option as set forth in Article 7 hereof, notify Landlord that it elects to have Landlord Restore the premises, in which event Landlord shall deliver the good faith estimate of time needed to Restore as provided in the penultimate paragraph of this Section 13.06; and"

            2.9 Section 13.06 is further amended by deleting the last paragraph and replacing it with the two paragraphs following:

                               "If Landlord elects to Restore, as provided in
                   paragraph (a) above, Landlord shall simultaneously with such election give Tenant Landlord's good faith estimate of the time needed to Restore. If Tenant has elected to have Landlord Restore after Landlord has given its election to cancel then Landlord shall give Tenant Landlord's good faith estimate of the time needed to Restore within forty-five
                   (45) days of the receipt of Tenant's notice. If, in either case, Landlord's estimate of the time needed to Restore indicates that such Restoration will exceed ninety (90) days, Tenant may upon ten (10)

Gramercy Court Associates
November 12, 1987
Page 8

                  days notice elect to cancel this Lease in the manner and with the effect described in subsection (b) hereof. If Landlord elects to Restore, Landlord must Substantially Complete such Restoration within two (2) months following Landlord's estimated date of completion of Restoration. In the event that Landlord has elected not to Restore and Tenant has elected to have Landlord Restore then in such event Landlord must Substantially Complete such Restoration within six (6) months following Landlord's estimated date of completion of Restoration. In the event Landlord fails to Substantially Complete the Restoration of the Demised Premises by the expiration of the applicable period after the approximate date of completion as provided in the preceding two sentences (plus an additional three (3) months if the delay is caused by Force Majeure), Tenant may thereafter upon thirty (30) days notice elect to cancel this Lease, in the manner and with the effect described in subsection (b) hereof, and, if the Demised Premises are not Substantially Complete at the expiration of such thirty (30) day period, this Lease shall

Gramercy Court Associates
November 12, 1987
Page 9

                  be cancelled with the same force and effect as if the date of such expiration was set forth as the natural expiration of the Lease (including, if applicable, any Renewal Term).

                        "Should Landlord elect to Restore, or be required to
                  Restore, Landlord shall Restore substantially in accordance with the procedures and specifications set forth in Exhibit C and monies shall be released to Landlord in the manner set forth in Section 13.03. Substantial Completion shall be determined substantially in the manner set forth in Article 5."

            2.10 Section 2(e) of the Third Amendment of Indenture of Lease dated December 12, 1985 is hereby deleted in its entirety and is of no further force and effect.

            3. This amendment is subject to the consent of Metropolitan Life Insurance Company. If such consent is not given within thirty (30) days of the date hereof this Fourth Amendment shall be null void and of no force and effect.

Gramercy Court Associates
November 12, 1987
Page 10

            4. Except as expressly set forth herein the Lease is and shall continue to remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto set their hands and seals this 12 day of November, 1987.

                                            Young & Rubicam Inc.


                                            By /s/ [[ILLEGIBLE]]
                                               ------------------------


                                            Gramercy Court Associates

                                            By /s/ [[ILLEGIBLE]]
                                               ------------------------

                                               /s/ [[ILLEGIBLE]]

Gramercy Court Associates
November 12, 1987
Page 11

We hereby consent to this

Fourth Amendment this 1st day
of December,1987.


Metropolitan Life Insurance Company

By /s/ James F. Hartnett
---------------------------------------------
    Assistant Vice President